INDEX SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated November 16, 2023)	Registration Statement Nos. 333-275587
333-275587-01

GLOBAL MEDIUM-TERM NOTES, SERIES I

Senior Notes

Morgan Stanley Finance LLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

Senior Notes

Fully and Unconditionally Guaranteed by Morgan Stanley

Underlying Indices and Underlying Index Publishers Information

We, Morgan Stanley and Morgan Stanley Finance LLC (“MSFL”), a wholly owned finance subsidiary of Morgan Stanley, may from time to time offer and sell securities linked to an index or a weighted basket of components. This index supplement describes potential indices to which the securities may be linked. Additional terms that will generally apply to the securities are described in the accompanying product supplement or preliminary pricing supplement.

This index supplement supplements the terms described in the accompanying product supplement or preliminary pricing supplement and the accompanying prospectus. Separate preliminary terms or a separate pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the description of the relevant index or indices specified below. If the terms described in the relevant preliminary terms or pricing supplement are inconsistent with those described herein or in any accompanying product supplement or the accompanying prospectus, the terms described in the relevant preliminary terms or pricing supplement will control. In addition, if this index supplement and any accompanying product supplement contain information relating to the same index to which the securities are linked, the information contained in the document with the most recent date will control.

MSFL’s payment obligations on securities issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

Investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” in the relevant preliminary terms or pricing supplement, the accompanying product supplement and the accompanying prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this index supplement, the accompanying product supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent. The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this index supplement, the applicable pricing supplement, any accompanying product supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

November 16, 2023

We have derived all information contained in this index supplement regarding any specified index, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing values, from publicly available information. Such information reflects the policies of, and is subject to change by, the publisher of the applicable specified index, whom we refer to as the underlying index publisher. Each specified index is developed, calculated and maintained by its respective underlying index publisher. Neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to any specified index or underlying index publisher in connection with the securities offered pursuant to this index supplement, the applicable preliminary terms or preliminary pricing supplement, any applicable product supplement and the prospectus. We cannot give any assurance that all events occurring prior to the date of any offering of such securities (including events that would affect the accuracy or completeness of the publicly available information described in this paragraph or in the applicable pricing supplement) that would affect the value of any specified index have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity or on any call date with respect to such securities and therefore the trading prices of such securities. The underlying index publisher is under no obligation to continue to publish the applicable specified index and may discontinue publication of the applicable specified index at any time.

We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the component stocks of any specified index without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers or one or more of the indexes listed below. These research reports may or may not recommend that investors buy or hold the securities of such issuers or securities linked to such indexes. As a prospective purchaser of offered securities, you should undertake an independent investigation of the issuers of the component stocks of the specified index and of the specified index itself to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any offered securities.

In this index supplement, unless the context requires otherwise, references to any specific specified index listed below will include any successor index to such specified index and references to the underlying index publisher will include any successor thereto.

As used in this index supplement, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Risk Factors

For risk factors specific to the relevant index, please see the sections titled “Risk Factors” in the relevant preliminary terms or preliminary pricing supplement and any accompanying product supplement.

NYSE Arca China Index

The NYSE Arca China Index is a modified equal-weighted index composed of selected publicly traded stocks and American Depositary Receipts (“ADRs”) of companies with significant exposure to the Chinese economy. The NYSE Arca China Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading on December 19, 2003. The NYSE Arca China Index is calculated and maintained by ICE Data Indices, LLC (“IDI”), which is the index publisher. The value of the NYSE Arca China Index will be disseminated every 15 seconds to the ICE Data Global Index Feed, or ICE Data GIF, between the hours of approximately 9:30 a.m. and 4:00 p.m. U.S. Eastern Time.

Eligibility Criteria for NYSE Arca China Index Components. The NYSE Arca China Index includes companies that have significant exposure to the Chinese economy and are listed for trading on the New York Stock Exchange, NYSE American, or quoted on the Nasdaq and are reported NMS securities. To be included in the NYSE Arca China Index, companies must have a market capitalization greater than $75 million, or if weighing less than 10% of the index, at least a market capitalization of $50 million, and have at least 1,000,000 shares traded volume over each of the last six months.

NYSE Arca China Index Calculation. The NYSE Arca China Index is calculated using a modified equal weight methodology. Each security is placed into one of three tiers, top five and bottom five by market capitalization and those securities that are between the top and bottom. The top five securities are weighted such that the two with the largest market capitalization are set to fifteen percent (15%) and the next three are set to nine percent (9%), representing a combined fifty-seven percent (57%) of the NYSE Arca China Index. The bottom five securities are equally weighted to represent ten percent (10%) of the NYSE Arca China Index or two percent each (2%). The securities not in the top five or bottom five are equally weighted to represent thirty-three percent (33%) of the NYSE Arca China Index.

Quarterly Updates to the NYSE Arca China Index. Changes to the NYSE Arca China Index compositions and/or the component share weights in the NYSE Arca China Index typically take effect after the close of trading on the third Friday of each March, June, September and December in connection with the quarterly index rebalance. At the time of the NYSE Arca China Index quarterly rebalance, the weights for the component stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures. The NYSE Arca China Index is reviewed quarterly to ensure that the selection and weightings of the component stocks continue to reflect as closely as possible the universe of stocks that meet the initial NYSE Arca China Index requirements. The index publisher may at any time and from time to time change the number of stocks comprising the group by adding or deleting one or more stocks, or replace one or more stocks contained in the group with one or more substitute stocks of its choice, if in the index publisher’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the index to which the group relates. In conjunction with the quarterly review, the share weights used in the calculation of the NYSE Arca China Index are determined based upon current shares outstanding modified, if necessary, to provide greater index diversification, as described in the NYSE Arca China Index Calculation section above. The NYSE Arca China Index components and their share weights are determined after the close of trading on the third Friday of March, June, September and December. The share weight of each component stock in the NYSE Arca China Index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends, or similar events. The share weights used in the NYSE Arca China Index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews.

Maintenance of the NYSE Arca China Index. In the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition. The index publisher may substitute stocks or change the number of stocks included in the index based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share weight changes to the NYSE Arca China Index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component stock of the NYSE Arca China Index; the index divisor may be adjusted to ensure that there are no changes to the index level as a result of non-market forces.

In this index supplement, unless the context requires otherwise, references to the NYSE Arca China Index will include any Successor NYSE Arca China Index and references to the index publisher will include any successor to the index publisher.

The NYSE Arca China Index (CZH) is sponsored by, and is a service mark of, Intercontinental Exchange, Inc. or its affiliates (“Intercontinental Exchange”).

Intercontinental Exchange in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and Intercontinental Exchange disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the NYSE Arca China Index, or for the manner in which it is applied in connection with the Transaction.

NYSE Arca Gold BUGS® Index

The NYSE Arca Gold BUGS® Index (the “Gold BUGS Index”) is calculated and maintained by the index publisher, ICE Data Indices, LLC (“IDI”). The Gold BUGS Index is a modified equal dollar weighted index of companies involved in gold mining. It was designed to provide significant exposure to near term movements in gold prices by including companies that do not hedge their gold production beyond 1.5 years. The Gold BUGS Index was developed on March 15, 1996 with a base value of 200.00. Adjustments are made quarterly after the close of trading on the third Friday of March, June, September and December so that each component stock represents its assigned weight in the Gold BUGS Index. The value of the Gold BUGS Index is published every 15 seconds to the ICE Data Global Index Feed (“ICE Data GIF”) under the ticker symbol “HUI” between the hours of approximately 9:30 a.m. and 4:00 p.m., U.S. Eastern Time.

Computation of the Gold BUGS Index. The Gold BUGS Index is calculated using a modified equal-dollar weighting methodology under which the majority of stocks in the Gold BUGS Index are equally weighted. Three of the largest component securities by market capitalization are assigned higher percentage weights in the Gold BUGS Index at the time of the quarterly rebalancing and the remaining index components are given an equal percentage weight. The Gold BUGS Index has a scheduled quarterly rebalance after the close of trading on the third Friday of March, June, September and December, so that each component stock is represented at approximately its assigned weight in the Gold BUGS Index. The newly adjusted portfolio becomes the basis for the Gold BUGS Index’s value effective on the first trading day following the quarterly adjustments. If necessary, a divisor adjustment is made to ensure continuity of the Gold BUGS Index’s value.

Modifications to the Common Stocks Underlying the Gold BUGS Index. The index publisher has changed, and may at any time change, the number or assigned weighting of the component stocks by adding or deleting one or more component stocks, or replace one or more component stocks with one or more substitute stocks of its choice, if in the index publisher’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Gold BUGS Index. However, in order to reduce turnover in the Gold BUGS Index, the index publisher generally attempts to combine additions and deletions to the Gold BUGS Index with a scheduled rebalancing. The index publisher may change the composition of the Gold BUGS Index at any time to reflect the conditions of the gold mining industry and to ensure that the component stocks continue to represent the gold mining companies. The number of shares of each component stock in the Gold BUGS Index portfolio remain fixed between quarterly reviews, except in the event of certain types of corporate actions such as the payment of a dividend, other than an ordinary cash dividend, stock distribution, stock split, reverse stock split, rights offering, or a distribution, reorganization, recapitalization, or some such similar event with respect to a component stock. When the Gold BUGS Index is adjusted between quarterly reviews for such events, the number of shares of the relevant component stock will be adjusted, to the nearest whole share, to maintain the component stock’s relative weight in the Gold BUGS Index at the level immediately prior to the corporate action. The Gold BUGS Index may also be adjusted in the event of a merger consolidation, dissolution or liquidation of an issuer of a component stock. In the event of a stock replacement, the average dollar value of the remaining component stocks that are assigned the lower Gold BUGS Index weight will be calculated and that amount invested in the new component stock to the nearest whole share.

The NYSE Arca Gold BUGS Index (HUI) is sponsored by, and is a service mark of, Intercontinental Exchange, Inc. or its affiliates (“Intercontinental Exchange”).

Intercontinental Exchange in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and Intercontinental Exchange disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the NYSE Arca Gold BUGS Index, or for the manner in which it is applied in connection with the Transaction.

NYSE Arca Gold Miners Index

The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver ore. The NYSE Arca Gold Miners Index includes common stocks, American Depositary Receipts and Global Depositary Receipts of selected companies that are involved in mining for gold and silver ore and that are listed for trading on and electronically quoted on a major stock market that is accessible by foreign investors, which specifically includes those companies classified as being cross listed. Only companies with market capitalization greater than $750 million that have a daily average trading volume of at least 50,000 shares and a daily average value traded of at least $1 million over the past three months are eligible for inclusion in the NYSE Arca Gold Miners Index. The index divisor was initially determined to yield a benchmark value of 500.00 at the close of trading on December 19, 2002. The value of the NYSE Arca Gold Miners Index will be disseminated every 15 seconds to the ICE Data Global Index Feed (“ICE Data GIF”) between the hours of approximately 7:45 p.m., U.S. Eastern Time, and 7:00 p.m. the next day.

The NYSE Arca Gold Miners Index is calculated using a modified market capitalization weighting methodology. The NYSE Arca Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the NYSE Arca Gold Miners Index:

(1) the weight of any single component stock may not account for more than 20% of the total value of the NYSE Arca Gold Miners Index;

(2) the component stocks are split into two subgroups–large and small, which are ranked by their unadjusted market capitalization weight in the NYSE Arca Gold Miners Index. Large stocks are defined as having an index weight greater than or equal to 5%. Small securities are defined as having an index weight below 5%; and

(3) the aggregate weight of those component stocks which individually represent more than 4.5% of the total value of the NYSE Arca Gold Miners Index may not account for more than 45% of the total index value.

The NYSE Arca Gold Miners Index is calculated, published and maintained by ICE Data Indices, LLC (“IDI”), which is the index publisher. NYSE Arca Gold Miners Index is reviewed quarterly so that the index components continue to represent the universe of companies involved in the gold and silver mining industry. The index publisher may at any time and from time to time change the number of stocks comprising the group by adding or deleting one or more stocks, or replacing one or more stocks contained in the group with one or more substitute stocks of its choice, if in the index publisher’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the NYSE Arca Gold Miners Index. Changes to the NYSE Arca Gold Miners Index compositions and/or the component share weights in the NYSE Arca Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

NYSE Arca Hong Kong 30 IndexTM

The NYSE Arca Hong Kong 30 IndexTM is a broad-market index that measures the composite price performance of 30 stocks actively traded on the Stock Exchange of Hong Kong (the “SEHK”), designed to reflect the movement of the Hong Kong stock market as a whole. The NYSE Arca Hong Kong 30 Index was established June 25, 1993 with a benchmark value of 350.00. The NYSE Arca Hong Kong 30 Index is calculated and disseminated each New York business day based on the most recent official closing price of each of the component stocks as reported by the SEHK.

Eligibility Standards for the Inclusion and Maintenance of Component Stocks in the NYSE Arca Hong Kong 30 Index. The securities composing the NYSE Arca Hong Kong 30 Index are selected based on their market weight, trading liquidity, and representativeness of the business industries reflected on the SEHK. ICE Data Indices, LLC (“IDI”), which is the index publisher, will require that each NYSE Arca Hong Kong 30 Index component security is listed for trading on the SEHK and have its primary trading market located in a country with which the index publisher has an effective surveillance sharing agreement. The index publisher will remove any NYSE Arca Hong Kong 30 Index component security that fails to meet any of the foregoing listing and maintenance criteria within 3 days after such a failure occurs. To ensure that the NYSE Arca Hong Kong 30 Index does not consist of a number of thinly-capitalized, low-priced securities with small public floats and low trading volumes, the index publisher has established additional listing and maintenance criteria:

• All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior six month period, of at least HK$3 billion (approximately USD 387 million);

• All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, a minimum free float value (total freely tradable outstanding shares less insider holdings), based on a monthly average measured over the prior three month period, of USD 238 million, although up to, but no more than, three NYSE Arca

Hong Kong 30 Index component securities may have a free float value of less than USD 238 million but in no event less than USD 150 million, measured over the same period;

• All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, an average daily closing price, measured over the prior six month period, not lower than HK$2.50 (approximately USD 0.32); and

• All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, an average daily trading volume, measured over the prior six month period, of more than one million shares per day, although up to, but no more than, three component securities may have an average daily trading volume, measured over the prior six month period, of less than one million shares per day, but in no event less than 500,000 shares per day.

The NYSE Arca Hong Kong 30 Index’s component securities are reviewed on a quarterly basis, conducted at the close of trading on the third Friday in March, June, September and December. Any NYSE Arca Hong Kong 30 Index component stock failing this quarterly review is replaced by a “qualified” NYSE Arca Hong Kong 30 Index component stock effective upon the open of the first trading day after the review of the composition. The index publisher will notify its membership two trading days before the effective date.

The NYSE Arca Hong Kong 30 Index is maintained by ICE Data Indices, LLC (“IDI”) and contains at least thirty component stocks at all times. The index publisher may change the composition of the NYSE Arca Hong Kong 30 Index at any time in order to reflect more accurately the composition and track the movement of the Hong Kong stock market. Any replacement component stock must also meet the component stock listing and maintenance standards as discussed above. If the number of NYSE Arca Hong Kong 30 Index component securities in the NYSE Arca Hong Kong 30 Index falls below thirty, no new option series based on the NYSE Arca Hong Kong 30 Index will be listed for trading unless and until the Securities and Exchange Commission approves a rule filing pursuant to section 19(b) of the Securities Exchange Act of 1934 reflecting such change.

The NYSE Arca Hong Kong 30 Index (HKX) is sponsored by, and is a service mark of, Intercontinental Exchange, Inc. or its affiliates (“Intercontinental Exchange”).

Intercontinental Exchange in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and Intercontinental Exchange disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the NYSE Arca Hong Kong 30 Index, or for the manner in which it is applied in connection with the Transaction.

EURO STOXX 50® Index

The EURO STOXX 50® Index was created by STOXX® Limited, a part of Qontigo, which is a wholly owned subsidiary of Deutsche Börse AG. Publication of the EURO STOXX 50® Index began on February 26, 1998 with a base value of 1,000 as of December 31, 1991. The EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX® Limited website. The EURO STOXX 50® Index is reported by Bloomberg Financial Markets under ticker symbol “SX5E.”

EURO STOXX 50® Index Composition and Maintenance. The EURO STOXX 50® Index is derived from the EURO STOXX® index, which itself is derived from the STOXX® Europe 600 Index. The component stocks of the EURO STOXX 50® Index represent the performance of the 50 largest companies among the 20 STOXX® supersectors in terms of free float market capitalization, which includes stocks selected from 8 Eurozone countries: Belgium, Finland, France, Germany, Ireland, Italy, Netherlands, and Spain. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. The index captures about 60% of the free float market cap of the EURO STOXX® Total Market Index.

The composition of the EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the EURO STOXX 50® Index are made to ensure that the EURO STOXX 50® Index includes the 50 sector leaders from within the EURO STOXX® Index.

The free float factors for each component stock used to calculate the EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Each component’s weight is capped at 10% of the index’s total free float market capitalization.

The EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

EURO STOXX 50® Index Methodology. The largest stocks from each of the 20 EURO STOXX® Supersector indices are added to the selection list until the coverage of the EURO STOXX 50® Index is as close as possible to 60% of the EURO STOXX® TMI Supersector index. The largest 40 stocks on the selection list in terms of free float market cap are selected, and the remaining 10 are selected from the largest remaining current stocks ranked from 41 to 60.

EURO STOXX 50® Index Calculation. The EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures price changes in the component stocks against a fixed base quantity weight. The formula for calculating the EURO STOXX 50® Index value can be expressed as follows:

Index	=	free float market capitalization of the EURO STOXX 50® Index divisor

The “free float market capitalization of the EURO STOXX 50® Index” is equal to the sum of the products of the closing price, market capitalization, free float factor and weighting cap factor for each component stock as of the time the EURO STOXX 50® Index is being calculated.

The divisor for the EURO STOXX 50® Index is adjusted to maintain the continuity of the EURO STOXX 50® Index values across changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Cash dividend (applied to Total Return indices only): Adjusted price = closing price – announced dividend * (1 – withholding tax) Divisor: decreases

(2)	Special cash dividend (applied to Price and Total Return indices): Adjusted price = closing price – announced dividend * (1 – withholding tax if applicable) Divisor: decreases

(3)	Split and reverse split: Adjusted price = closing price * A/B New number of shares = old number of shares * B / A Divisor: no change

(4)	Rights offering: Adjusted price = (closing price * A + subscription price * B) / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: increases

(5)	Stock dividend: Adjusted price = closing price * A / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: no change

(6)	Stock dividend from treasury stock or redeemable shares (if treated as extraordinary dividend): Adjusted close = close - close * B / (A + B) Divisor: decreases

(7)	Stock dividend of another company: Adjusted price = (closing price * A - price of other company * B) / A Divisor: decreases

(8)

Return of capital and share consolidation:

Adjusted price = (closing price - dividend announced by company * (1-withholding tax)) * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(9)

Repurchase shares / self tender:

Adjusted price = [(price before tender * old number of shares ) - (tender price * number of tendered shares)] / (old number of shares - number of tendered shares)

New number of shares = old number of shares - number of tendered shares

Divisor: decreases

(10)	Spin-off: Adjusted price = (closing price * A - price of spun-off shares * B) / A Divisor: decreases

(11)

Combination stock distribution (dividend or split) and rights offering:

For the above corporate actions, the following additional assumptions apply:

• Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held

• If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) / [(A + B) * ( 1 + C / A)]

New number of shares = old number of shares * [(A + B) * (1 + C / A)] / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C) / [(A + C) * (1 + B / A)]

New number of shares = old number of shares * [(A + C) * (1 + B / A)]

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B +C) / A

Divisor: increases

(12)	Addition / deletion of a company: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

(13)	Free Float and shares changes: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

The securities are not sponsored, endorsed, sold or promoted by STOXX® Limited. STOXX® Limited makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. The EURO STOXX 50® Index is determined, composed and calculated by STOXX® Limited without regard to Morgan Stanley or the securities. STOXX® Limited has no obligation to take the needs of Morgan Stanley or the owners of the securities into consideration in determining, composing or calculating the EURO STOXX 50® Index. STOXX® Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. STOXX® Limited has no obligation or liability in connection with the administration, marketing or trading of the securities.

STOXX® LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX® LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. STOXX® LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. STOXX® LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX® LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX® Limited. The securities are not sponsored, endorsed, sold or promoted by STOXX® Limited, and STOXX® Limited makes no representation regarding the advisability of investing in the securities.

STOXX® Europe 600 Index

The STOXX® Europe 600 Index was created by STOXX® Limited, a part of Qontigo, which is a wholly owned subsidiary of Deutsche Börse AG. The STOXX® Europe 600 Index has a base value of 100 as of December 31, 1991. The STOXX® Europe 600 Index is a free float market capitalization weighted index that provides exposure to the 600 largest companies in Europe. The STOXX® Europe 600 Index is reported under ticker symbol “SXXP” and is calculated and distributed every 15 seconds.

Index Methodology. The STOXX® Europe 600 Index, along with the STOXX® North America 600 Index and the STOXX® Asia/Pacific 600 Index, is a member of the STOXX® Global 1800, which aims to provide an investable representation of the world’s developed markets. The STOXX® Global 1800 indices are fixed component benchmark indices covering the largest developed-market stocks of the relevant regional Total Market Indices in terms of free float market capitalization.

STOXX® Europe 600 Index Composition and Maintenance. The STOXX® Europe 600 Index is reviewed on a quarterly basis in March, June, September and December. The STOXX® Europe 600 Index utilizes a 20% weighting cap factor level for component securities.

STOXX® Europe 600 Index Calculation. The STOXX® Europe 600 Index is calculated with the “Laspeyres formula,” which measures price changes in the component stocks against a fixed base quantity weight. The formula for calculating the STOXX® Europe 600 Index value can be expressed as follows:

Index	=	free float market capitalization of the STOXX® Europe 600 Index divisor

The STOXX® Europe 600 Index has a unique index divisor that is adjusted to maintain the continuity of the index’s values across changes due to corporate actions. Changes in weights due to corporate actions are distributed proportionally across all index components. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Cash dividend (applied to Total Return indices only): Adjusted price = closing price – announced dividend * (1 – withholding tax) Divisor: decreases

(2)	Special cash dividend (applied to Price and Total Return indices):

Adjusted price = closing price – announced dividend * (1 – withholding tax if applicable) Divisor: decreases

(3)	Split and reverse split: Adjusted price = closing price * A/B New number of shares = old number of shares * B / A Divisor: no change

(4)	Rights offering: Adjusted price = (closing price * A + subscription price * B) / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: increases

(5)	Stock dividend: Adjusted price = closing price * A / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: no change

(6)	Stock dividend from treasury stock or redeemable shares (if treated as extraordinary dividend): Adjusted close = close - close * B / (A + B) Divisor: decreases

(7)	Stock dividend of another company: Adjusted price = (closing price * A - price of other company * B) / A Divisor: decreases

(8)

Return of capital and share consolidation:

Adjusted price = [closing price - dividend announced by company * (1-withholding tax)] * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(9)

Repurchase shares / self tender:

Adjusted price = [(price before tender * old number of shares ) - (tender price * number of tendered shares)] / (old number of shares - number of tendered shares)

New number of shares = old number of shares - number of tendered shares

Divisor: decreases

(10)	Spin-off: Adjusted price = (closing price * A - price of spun-off shares * B) / A Divisor: decreases

(11)

Combination stock distribution (dividend or split) and rights offering:

For the above corporate actions, the following additional assumptions apply:

• Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held

• If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = [closing price * A + subscription price * C * (1 + B / A)] / [(A + B) * ( 1 + C / A)]

New number of shares = old number of shares * [(A + B) * (1 + C / A)] / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C) / [(A + C) * (1 + B / A)]

New number of shares = old number of shares * [(A + C) * (1 + B / A)]

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B +C) / A

Divisor: increases

(12)	Addition / deletion of a company: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

(13)	Free Float and shares changes: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

The securities are not sponsored, endorsed, sold or promoted by STOXX® Limited. STOXX® Limited makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. The STOXX® Europe 600 Index is determined, composed and calculated by STOXX® Limited without regard to Morgan Stanley or the securities. STOXX® Limited has no obligation to take the needs of Morgan Stanley or the owners of the securities into consideration in determining, composing or calculating the STOXX® Europe 600 Index. STOXX® Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. STOXX® Limited has no obligation or liability in connection with the administration, marketing or trading of the securities.

STOXX® LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE STOXX® EUROPE 600 INDEX OR ANY DATA INCLUDED THEREIN AND STOXX® LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. STOXX® LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE STOXX® EUROPE 600 INDEX OR ANY DATA INCLUDED THEREIN. STOXX® LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE STOXX® EUROPE 600 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX® LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

“STOXX®” is a registered trademark of STOXX® Limited. The securities are not sponsored, endorsed, sold or promoted by STOXX® Limited, and STOXX® Limited makes no representation regarding the advisability of investing in the securities.

Dow Jones Industrial AverageSM

The Dow Jones Industrial AverageSM, which we refer to as the DJIA, is a price-weighted index composed of 30 common stocks selected by a committee (the “Averages Committee”), which is published by S&P® Dow Jones Indices LLC (“S&P®”), as representative of the broad market of U.S. industry. S&P® is a joint venture between S&P® Global, Inc. (majority owner) and CME Group Inc. (“CME”) (minority owner), owner of CME Group Index Services LLC, the former owner of the DJIA. The DJIA is reported by Bloomberg Financial Markets under ticker symbol “INDU.”

The index universe is defined as all securities in the S&P® 500 that produce non-transportation and non-utility goods and services. The definition of industrial is kept intentionally broad to provide an indicator that reflects the performance of the entire U.S. economy.

While there are no rules for component selection, a stock typically is added only if it has an excellent reputation, demonstrates sustained growth, is of interest to a large number of investors and accurately represents the sector(s) covered by the average. Component companies should be incorporated and headquartered in the U.S., and a plurality of revenues should be derived from the U.S. The DJIA serves as a measure of the entire U.S. market such as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks.

The DJIA is maintained by the Averages Committee comprised of S&P® staff as well as non-S&P® staff as minority members. The DJIA is reviewed as needed, and composition changes are rare for the sake of continuity. Changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced one to five days before they are scheduled to be implemented. The index divisor is adjusted for any price impacting corporate action on a component stock or in the event of any addition to or deletion from the index.

The DJIA is price weighted rather than market capitalization weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the DJIA is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, stock splits and other corporate actions that impact price. While this methodology reflects current practice in calculating the DJIA, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the return on your investment.

Computation of the DJIA. The level of the DJIA is the sum of the primary exchange prices of each of the 30 component stocks included in the DJIA, divided by a divisor that is designed to provide a meaningful continuity in the level of the DJIA. Because the DJIA is price-weighted, stock splits or changes in the component stocks could result in distortions in the DJIA level. In order to prevent these distortions related to extrinsic factors, the divisor is periodically changed in accordance with a mathematical formula that reflects adjusted proportions within the DJIA. The current divisor of the DJIA is published daily in the Wall Street Journal and other publications. In addition, other statistics based on the DJIA may be found in a variety of publicly available sources.

The current formula used to calculate divisor adjustments is as follows: the new divisor (i.e., the divisor on the next trading session) is equal to (1) the divisor on the current trading session times (2) the quotient of (a) the sum of the adjusted (for stock dividends, splits, spin-offs and other applicable corporate actions) closing prices of the DJIA components on the current trading session and (b) the sum of the unadjusted closing prices of the DJIA components on the current trading session. The formula used to calculate divisor adjustments is:

New Divisor = Current Divisor ×	Adjusted Sum of Prices
Unadjusted Sum of Prices

The Dow Jones Industrial Average Index is a product of S&P® or its affiliates (“SPDJI”), and has been licensed for use by Morgan Stanley.  Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”).  Any securities issued by Morgan Stanley or MSFL are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, Standard & Poor’s Financial Services LLC, any of their respective affiliates (collectively, “S&P® Dow Jones Indices”).  S&P® Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in securities issued by Morgan Stanley affiliates particularly or the ability of the index to track general market performance.  S&P® Dow Jones Indices’ only relationship to Morgan Stanley with respect to the index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P® Dow Jones Indices and/or its licensors.  The index is determined, composed and calculated by S&P® Dow Jones Indices without regard to Morgan Stanley or the securities.  S&P® Dow Jones Indices has no obligation to take the needs of Morgan Stanley or the owners of securities into consideration in determining, composing or calculating the index.  S&P® Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of securities or the timing of the issuance or sale of securities or in the determination or calculation of the equation by which securities are to be converted into cash, surrendered or redeemed, as the case may be.  S&P® Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of securities. There is no assurance that investment products based on the index will accurately track index performance or provide positive investment returns.  S&P® Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security within an index is not a recommendation by S&P® Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P® DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC

COMMUNICATIONS) WITH RESPECT THERETO.  S&P® DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P® DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P® DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P® DOW JONES INDICES AND MORGAN STANLEY, OTHER THAN THE LICENSORS OF S&P® DOW JONES INDICES.

“Dow JonesSM,” “DJIASM” and “Dow Jones Industrial AverageSM” are service marks of Dow Jones Trademark Holdings LLC and have been licensed to CME and sublicensed for use for certain purposes by Chicago Board Options Exchange, Incorporated. The securities are not sponsored, endorsed, sold or promoted by S&P®, and S&P® makes no representation regarding the advisability of investing in the securities.

FTSE® 100 Index

The FTSE® 100 Index is calculated, published, and disseminated by FTSE International Limited (“FTSE Russell”), a company wholly owned by the London Stock Exchange Plc (the “LSE”). The FTSE® 100 Index is reported by Bloomberg Financial Markets under ticker symbol “UKX.”

The FTSE® 100 Index was first calculated on January 3, 1984 with an initial base level index value of 1,000 points. Publication of the FTSE® 100 Index began in February 1984. Real-time FTSE Russell indices are calculated on systems managed by Reuters. Prices and FX rates used are supplied by Reuters.

The FTSE® 100 Index is a market-capitalization weighted index representing the performance of the 100 largest UK-domiciled blue-chip companies, which pass screening for size and liquidity. Stocks are free float weighted to ensure that only the investable opportunity set is included in the FTSE® 100 Index. For determining index membership, however, all companies with eligible securities are ranked by their full market capitalization (i.e. before the application of any investability weightings). FTSE® 100 Index constituents are all traded on the London Stock Exchange’s SETS trading system. To be eligible for inclusion in the FTSE® 100 Index, each company is required to have more than 5% of its voting rights (aggregated across all of its equity securities) held by unrestricted shareholders. The minimum voting rights screen was introduced in 2017, and at the time any existing constituents with a developed market nationality that did not meet the above requirement were afforded a five-year grandfathering period to comply. The voting rights screen is applied to any potential new constituents on a quarterly basis, and existing constituents will be tested on an annual basis in conjunction with the June review.

FTSE Russell, the publisher of the FTSE® 100 Index, is responsible for calculating, publishing and disseminating the FTSE® 100 Index. The FTSE® 100 Index is overseen by FTSE Russell’s Europe/Middle East/Africa Regional Equity Advisory Committee (the “FTSE EMEA Committee”). The FTSE® 100 Index is a member of the FTSE UK Index Series, which is designed to represent the performance of the major capital and industry segments of the UK market.

FTSE Russell can add, delete or substitute the stocks underlying the FTSE® 100 Index or make other methodological changes that could change the value of the FTSE® 100 Index. FTSE Russell may discontinue or suspend calculation or dissemination of the FTSE® 100 Index. The FTSE EMEA Committee reviews the FTSE® 100 Index underlying stocks quarterly in March, June, September and December in order to maintain compliance with the index objectives.

Changes to the constituents can be prompted by new listings on the exchange, corporate actions (e.g., mergers and acquisitions) or an increase or decrease in a market capitalization. The FTSE® 100 Index underlying stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE® 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market value. Where a greater number of companies qualify to be inserted in the FTSE® 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE® 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest-ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

The FTSE® 100 Index is calculated by summing the free float adjusted market values (or capitalizations) of all FTSE Underlying Stocks within the index divided by the divisor. On the base date, the divisor is calculated as the sum of the market capitalizations of the FTSE Underlying Stocks divided by the initial index value of 1,000. The divisor is subsequently adjusted for any capital changes in the FTSE Underlying Stocks. In order to minimize and/or prevent discontinuities in the FTSE® 100 Index in the event of a corporate action or change in constituents, adjustments are made to the prices used to calculate the FTSE® 100 Index with the goal of ensuring that the change in the FTSE® 100 Index between two consecutive dates reflects only market movements rather than including change due to the impact of corporate actions or constituent changes. These adjustments are made in an attempt to ensure that the values of the FTSE® 100 Index remain comparable over time and that changes in the level of the FTSE® 100 Index properly reflect the change in value of a portfolio of FTSE Underlying Stocks with weights the same as in the FTSE® 100 Index.

All rights to the FTSE® 100 Index are owned by the FTSE Russell, the publisher of the FTSE® 100 Index. Morgan Stanley disclaims all responsibility for the calculation or other maintenance of or any adjustments to the FTSE® 100 Index. In addition, neither the LSE nor FTSE Russell has any relationship to Morgan Stanley or the securities. Neither the LSE nor the FTSE Russell sponsors, endorses, authorizes, sells or promotes the securities, or has any obligation or liability in connection with the administration, marketing or trading of the securities or with the calculation of the payment at maturity.

These securities are not in any way sponsored, endorsed, sold or promoted by FTSE Russell or by the LSE and neither FTSE Russell or the LSE makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE® 100 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The FTSE® 100 Index is compiled and calculated solely by FTSE Russell. However, neither FTSE Russell nor the LSE shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE® 100 Index and neither FTSE Russell or the LSE or shall be under any obligation to advise any person of any error therein.

“FTSE®,” “FTSE Russell” and “FootsieTM” are trademarks of the London Stock Exchange Group Plc.

FTSE China 50 Index

The FTSE China 50 Index is a stock index calculated, published and disseminated by FTSE Russell, a company wholly owned by the LSE, and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the Stock Exchange of Hong Kong (“SEHK”).

Investors globally use the FTSE China 50 Index (previously named the FTSE China 25 Index and the FTSE/Xinhua China 25 Index) to gain exposure to the Chinese markets. The index consists of the 50 largest and most liquid Chinese stocks (Red Chips, “P Chips” and H shares) listed and trading on SEHK. H Shares are the securities of companies incorporated in the People’s Republic of China and listed on SEHK. They can only be traded by Chinese investors under the Qualified Domestic Institutional Investors scheme (QDII). There are no restrictions for international investors. Red Chip companies are incorporated outside of the PRC that trade on the SEHK. A Red Chip is a company that has at least 30 percent of its shares in aggregate held directly or indirectly by mainland Chinese entities, and at least 50 percent of their sales revenue or operating assets derived from mainland China. P Chip companies are companies incorporated outside of the PRC that trade on SEHK. A P Chip company is controlled by individuals from mainland China, with the establishment and origin of the company in mainland China and at least 50 percent of its revenue or assets derived from mainland China.

Eligible Securities. Only H-shares, Red Chip shares, and “P Chips” shares are eligible for inclusion in the FTSE China 50 Index. Each security must be a current constituent of the FTSE All-World Index. All classes of equity in issue are eligible for inclusion in the FTSE China 50 Index subject to certain restrictions. Convertible preference shares and loan stocks are excluded until converted. Companies whose business is that of holding equity and other investment instruments will not be eligible for inclusion. Securities must be sufficiently liquid to be traded. The following criteria are used to ensure that illiquid securities are excluded:

a)	Price - The FTSE Asia Pacific Regional Equity Advisory Committee must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. The FTSE Asia Pacific Regional Equity Advisory Committee may exclude a security from the FTSE China 50 Index if it determines that an ‘accurate and reliable’ price is not available. The

FTSE China 50 Index uses the last trade prices from the relevant stock exchanges, when available.

b)	Liquidity - Each security is tested for liquidity on a semi-annual basis in March and September by calculation of its median daily trading volume per month. For each month, the daily trading volume for each security is calculated as a percentage of the shares in issue for that day adjusted by the free float at the review cut-off date. These daily values are then ranked in descending order and the median is taken by selecting the value for the middle ranking day if there is an odd number of days and the mean of the middle two if there is an even number of days. Daily totals with zero trades are included in the ranking, therefore a security that fails to trade for more than half of the days in a month will have a zero median trade.

The FTSE China 50 Index is overseen by the FTSE Russell Asia Pacific Regional Equity Advisory Committee.

Computation of the FTSE China 50 Index. The FTSE China 50 Index is calculated using the free float index calculation methodology of FTSE Russell. The FTSE China 50 Index is calculated using the following algorithm:

Where “i” equals 1, 2,…., N, “N” is the number of securities in the index, “pi” is the latest trade price of the component security, “ei” is the exchange rate required to convert the security’s home currency into the FTSE China 50 Index’s base currency, “si” is the number of shares of the security in issue, “fi” is the free float factor published by FTSE Russell, applicable to such security, to be applied to the security to allow amendments to its weighting, “ci” is the capping factor published by FTSE Russell at the most recent quarterly review of the FTSE China 50 Index, and “d” is the divisor, a figure that represents the total issued share capital of the FTSE China 50 Index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the FTSE China 50 Index.

The FTSE China 50 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. Under this methodology, FTSE Russell subjects the following to free floating restrictions: (i) holdings directly owned by state, regional, municipal and local governments; (ii) holdings held by public companies or by non-listed subsidiaries of public companies; (iii) holdings by directors, senior executives and managers of the company and their families and direct relations and by companies with which they are affiliated; (iv) holdings by founders, promoters, former directors, venture capital and private equity firms, private companies, individuals (including employees) and shares held by several holders acting in concert of 10% or greater (such shares will remain restricted until the holding falls below 10%); (v) holdings by companies with non-negotiable shares that have not yet been converted following the A Share reform; (vi) holdings by employee share plans; holdings by sovereign wealth funds of 10% or greater (such shares will remain restricted until the holding falls below 10%); (vii) shares held for publicly announced strategic reasons; (viii) shares that are subject to on-going contractual agreements (such as swaps) where they would ordinarily be treated as restricted; (ix) and non-tradeable A shares subject to lock-in clauses (for the duration of the clause). For clarity, the following holdings are not considered as restricted free float: portfolio holdings less than 30% (such as pension and insurance funds), nominee holdings, investment company holdings less than 30%, and holdings by ETFs. Such free float restrictions are calculated using available published information.

In order to calculate the free float of a company, FTSE Russell will screen all publicly available shareholder information, regardless of the size of holding, and identify them as either restricted or unrestricted holdings. Free float weighting is calculated using available published information rounded to 12 decimal places. Companies with a free float of 5% or below are excluded from the index, except where the investable market capitalization of the security exceeds 10 times the FTSE Global Equity Index Series China regional inclusion percentage level. Capping is applied to the constituents of the FTSE China 50 Index at each review so that:

•	All companies that have a weight greater than 4.5% in aggregate are no more than 38% of the index.

•	No individual company in the index has a weight greater than 9% of the index.

Foreign ownership limits, if any, are applied after calculating the actual free float restriction as described above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied.

The FTSE China 50 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE China 50 Index. Implementation of any changes takes place after the close of trading on the third Friday in March, June, September and December. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE China 50 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

The securities are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited or by the London Stock Exchange Group Plc and neither FTSE International Limited or the LSE makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE China 50 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The FTSE China 50 Index is compiled and calculated solely by FTSE International Limited. However, neither FTSE International Limited nor the LSE shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE China 50 Index and neither FTSE International Limited nor the LSE shall be under any obligation to advise any person of any error therein.

“FTSETM,” “FTSE Russell” and “FootsieTM” are trademarks of the London Stock Exchange Group Plc.

Hang Seng® Index

The Hang Seng® Index was developed, and is calculated, maintained and published, by Hang Seng Indexes Company Limited (formerly HSI Services Limited), a wholly owned subsidiary of the Hang Seng Bank, and was first calculated and published on November 24, 1969. The Hang Seng® Index is a free float-adjusted market capitalization weighted stock market index of the Stock Exchange of Hong Kong (“SEHK”) and purports to be an indicator of the performance of the Hong Kong stock market. The Hang Seng® Index is reported by Bloomberg Financial Markets under ticker symbol “HSI.”

Only companies with a primary listing on the Main Board of the SEHK are eligible to be constituents of the Hang Seng® Index. As of May 2023, the number of constituents in the Hang Seng® Index is fixed at 100. To better reflect the price movements of major industry sectors of the market, Hang Seng® Index constituent securities are divided into 4 sectors: Finance, Utilities, Properties, and Commerce and Industry Sub-indexes.

To be eligible for selection in the Hang Seng® Index, a company: (1) must be among those that constitute the top 90% of the total market capitalization of all primary shares listed on the SEHK (market capitalization is expressed as an average of the past 12 months, and for companies with a listing history of less than 12 months, the market capitalization will be the average of the past month-end market capitalizations since listing); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the SEHK (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of at least 3 months (listing history from overseas exchanges does not count) or meet certain other requirements. From the candidates, final selections are based on the following: (1) the market capitalization and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang Seng® Index directly reflecting that of the market; and (3) the financial performance of the companies. The Hang Seng® Index is reviewed quarterly. A constituent of the Hang Seng® Index will be removed from the Hang Seng® Index and replaced by a suitable candidate if it has been suspended from trading for a long period and it is believed that its shares are unlikely to resume trading in the near future.

Calculation Methodology. The calculation methodology of the Hang Seng® Index uses a free float-adjusted market capitalization weighting. Under this calculation methodology, shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) which control more than 5% of the shareholdings would be considered as non-free float and are excluded from index calculation. The free float-adjusted factor (“FAF”), representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest 1% for FAFs below 10% and otherwise to the nearest 5% for index calculation. FAFs are reviewed quarterly. For companies with more than one class of shares, FAF will be calculated separately for each class of shares.

The Hang Seng® Index is calculated using a free float-adjusted market capitalization weighted methodology with a cap of 8% on individual constituent securities.

The weightings of the constituents will be derived in the following manner:

(1)	Initial weightings of the constituents are derived in accordance with the free float-adjusted market capitalization and are capped at 10%.

(2)	Any excessive weightings will be re-distributed to constituents with weightings less than 10% in proportion to their original weightings in step (1).

(3)	Step (2) will be repeated until no constituent has a weighting higher than 10%.

(4)	If, subsequent to the re-distribution, WVR or secondary-listed constituents with weightings more than 5% emerge, they will be capped at 5% and the excessive weightings will be re-distributed to WVR or secondary-listed constituents with weightings less than 5% and other constituents with weightings less than 10% in proportion to their redistributed weightings in step (3).

(5)	Step (4) will be repeated until no constituent has a weighting higher than the corresponding cap level of 5% for secondary-listed constituents, 5% for WVR constituents and 10% for other constituents.

“Hang Seng® Index” is a trademark of Hang Seng Indexes Company Limited. Hang Seng Indexes Company Limited has no obligation to the Hang Seng® Index in connection with the issuance of certain securities. Morgan Stanley is not affiliated with Hang Seng Indexes Company Limited.

The Hang Seng® Index is published and compiled by Hang Seng Indexes Company Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name “Hang Seng® Index” is proprietary to Hang Seng Data Services Limited. Neither Hang Seng Indexes Company Limited nor Hang Seng Data Services Limited warrants or represents or guarantees to any broker or holder of the securities or any other person the accuracy or completeness of the Hang Seng® Index and its computation or any information related thereto and no warranty or representation or guarantee of any kind whatsoever relating to the Hang Seng® Index is given or may be implied. The process and basis of computation and compilation of the Hang Seng® Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by Hang Seng Indexes Company Limited without notice. No responsibility or liability is accepted by Hang Seng Indexes Company Limited or Hang Seng Data Services Limited in respect of the use of and/or reference to the Hang Seng® Index by Morgan Stanley in connection with the securities, or for any inaccuracies, omissions, mistakes or errors of Hang Seng Indexes Company Limited in the computation of the Hang Seng® Index or for any economic or other loss which may be directly or indirectly sustained by any broker or holder of the securities for any other person dealing with the securities as a result thereof and no claims, actions or legal proceedings may be brought against Hang Seng Indexes Company Limited and/or Hang Seng Data Services Limited in connection with the securities in any manner whatsoever by any broker, holder or other person dealing with the securities. Any broker, holder or other person dealing with the securities does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on Hang Seng Indexes Company Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and Hang Seng Indexes Company Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

KOSPI 200 Index

The KOSPI 200 Index is a market capitalization based index and was developed as an underlying index for derivatives products (index futures and index options) traded on the Korea Exchange. The KOSPI 200 Index is currently used as an underlying index for various financial instruments such as, but not limited to, futures, options, and ETFs. The KOSPI 200 Index is reported by Bloomberg Financial Markets under ticker symbol “KOSPI2.”

The calculation of the value of the KOSPI 200 Index (discussed below in further detail) is based on the relative value of the aggregated current Market Value (as defined below) of the common stocks of 200 companies (the “Constituent Stocks”) as of a particular time as compared to the aggregated average Market Value of the common stocks of 200 companies at the base date of January 3, 1990. The current “Market Value” of any Constituent Stock is the product of the market price per share and the number of the then outstanding shares of such Constituent Stock. Korea Exchange (“KRX”) chooses companies for inclusion in the KOSPI 200 Index with an aim of accurately representing overall market movement. KRX may from time to time, in its sole discretion, add companies to, or delete companies from, the KOSPI 200 Index to achieve the objectives stated above. The KOSPI 200 Index selects stocks of companies that belong to one of nine industry groups. The capitalization requirement ensures the high percentage of market capitalization of Constituent Stocks against the total.

Eligible securities for the KOSPI 200 Index are the common stocks listed on the KOSPI market as of the final trading day in the second month preceding rebalancings (“screening base date”), excluding;

•	Administrative issues or issues scheduled to be delisted;

•	Collective investment institutions, foreign securities, or depository receipts (DRs);

•	Companies investing in real estate, ship, or social infrastructure, mutual funds (MFs), or special purpose acquisition companies (SPACs);

•	Issues of which free float rate is under 10%;

•	Companies listed on the KOSPI market for six months or less excluding any of the following;

1) A company of which listing is transferred to the KOSPI market from the KOSDAQ market and combined period of listing on the two markets is more than a year; or

2) A company added to the index prior to the screening base date as a spun-off company in the case of a constituent’s spinoff, or a constituent company as of the screening base date after being added to the index prior to the screening base date as an exceptional addition of a newly listed issue.

Basic selection criteria are the average daily market capitalization and the average daily trading value of an eligible company. In the case of a stock which has been reclassified under a different industry group, such stock is grouped with the newly classified industry group.

The Constituent Stocks are chosen on the basis of rank order of average monthly market capitalization, while ensuring that the accumulated market capitalization of a stock is at least 85% of the total market capitalization of the same industry group. The number of stocks selected is considered as is the number of Constituent Stocks chosen from the same industry group. However, a stock is excluded if its ranking of annual trading value is below 85% of the same industry group, and a stock that satisfies the trading value requirement is chosen from among the stocks whose market capitalization is ranked next.

Notwithstanding the above criteria, a stock whose market capitalization is within the top 50 of its industry group may be included in the constituents. The Index Committee makes the decision while taking into account such factors as the percentage of market capitalization of the industry group to the total and the liquidity of such stock.

To ensure that the KOSPI 200 Index accurately represents the overall market movement, its Constituent Stocks are realigned as the need arises. There are two types of realignments: periodic realignment and special realignment. Periodic realignment takes place regularly once a year, on the trading day following the day which is the last trading day of June contracts of both the index futures and index options. Special realignment takes place at the time when a stock has to be excluded from the constituents as a result of, for instance, delisting, designation as administrative issue or a merger.

The method of periodic realignment is similar to the method used for selection of Constituent Stocks. However, to maintain constancy of the KOSPI 200 Index, a replacement stock must both satisfy the criteria for selection of Constituent Stocks, and its ranking of market capitalization should be within 90% of total market capitalization of the constituents of the same industry group. However, even if an existing Constituent Stock does not satisfy the criteria for selection of Constituent Stocks, such stock remains a constituent as long as its ranking of market capitalization is within 110% of the market capitalization of the constituents. In the case of a stock with a market capitalization ranking that has reached 90% of the total market capitalization of the constituents of the same industry group, such stock is excluded unless there is an existing Constituent Stock whose ranking falls below 110% of the constituents.

Special realignment is carried out by choosing a stock from a replacement list prepared beforehand in a priority order by industry group. In the event that the replacement list includes no stock for a specific industry, a stock is chosen from the manufacturing industry group.

In cases where there is an initial listing of a stock that is deemed to have high liquidity and is worthy in terms of its impact on KOSPI 200 Index, a Constituent Stock is merged into non-Constituent Stock or a company is established as result of merger between the constituent, it is possible to include before the periodic realignment date.

The level of the KOSPI 200 Index reflects the total current Market Value of all 200 Constituent Stocks relative to the base index of the KOSPI 200 Index as of the base date of January 3, 1990 (the “Base Index.”), which is 100. An indexed number is used to represent the results of this calculation.

The actual aggregate Market Value of the Constituent Stocks at the base date (the “KOSPI 200 Base Market Value”) has been set. In practice, the calculation of the KOSPI 200 Index is computed by dividing the total current aggregated Market Value of the Constituent Stocks by the KOSPI 200 Base Market Value and then multiplying by the Base Index of 100.

In order to maintain the consistency of the KOSPI 200 Index, the Market Value and KOSPI 200 Base Market Value can be readjusted. Readjustment includes changing the KOSPI 200 Base Market Value when there is an event, such as a distribution of rights or dividends, which affects the stock price, in order to equalize the stock price index on the day before the event and the stock price index on the day of the event. The following formula is used:

Current Market Value on the day before the change	=	Current Market Value on the day before the change	+	Amount of Change in the Value
Old Market Value		New KOSPI 200 Base Market Value

Current Market Value increases or decreases when there is a rights offering a new listing, a delisting or merger. Therefore, to maintain consistency, the KOSPI 200 Base Market Value is adjusted when there is a change in current Market Value, using the following formula:

New KOSPI 200 Base Market Value	=	Old Market Value	×	Current Market Value on the day before the change	+	Amount of change in the current Market Value
Current Market Value on the day before the change

KRX has put in place the Index Committee to manage the KRX indices in an impartial and objective manner. The Committee, mostly consisting of experts from outside of KRX, reviews how benchmark indices are managed. KRX also runs the Index Management Committee, consisting of KRX staff who have expertise in indices, to manage the KRX indices other than benchmark indices and to review the application of a corporate action to the indices.

Although KRX currently employs the above methodology to calculate the KOSPI 200 Index, we cannot assure you that KRX will not modify or change this methodology in a manner that may affect the return on your investment.

The KOSPI 200 Index is selected, compiled, coordinated, arranged and prepared by KRX, respectively, through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by KRX. KOSPI 200 Index and the KOSPI marks are the exclusive property of KRX, that KRX has and retains all property rights therein (including, but not limited to trademarks and copyrights) and that the KOSPI 200 Index and its compilation and composition and changes therein are in the complete control and sole discretion of KRX.

MSCI Global Investable Market Indices

MSCI Global Investable Market Indices are calculated, published and disseminated daily by MSCI Inc. (“MSCI”), through numerous data vendors, on the MSCI website and a majority of them in real time on Bloomberg Financial Markets and Reuters Limited.

The MSCI Global Investable Market Indices are calculated for 80 countries globally in the developed, emerging and frontier markets. The MSCI Global Investable Market Indices include, among others, MSCI EAFE® Index, MSCI Emerging Markets Index, MSCI Europe Index, MSCI World Index, MSCI World Real Estate Index, MSCI Australia Index, MSCI Belgium Index, MSCI Brazil Index, MSCI France Index, MSCI Italy Index, MSCI Japan Index, MSCI Pacific Ex-Japan Index, MSCI Singapore Index, MSCI Spain Index, MSCI Switzerland Index, MSCI Taiwan Index and MSCI USA Index. MSCI implemented enhancements to the methodology of the MSCI Global Investable Market Indices in May 2008. In an attempt to provide broader coverage of the equity markets, MSCI moved from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and segments. MSCI combined the MSCI Global Standard and MSCI Global Small Cap Indices to form the MSCI Global Investable Market Indices, segmented by region/country, size (large, mid and small cap), value/growth styles and Global Industry Classification Standard (“GICS®”) sectors/industries. The MSCI Global Standard and MSCI Global Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the MSCI Global Investable Market Indices methodology. The transition was completed at the end of May 2008. For more details, please see “– MSCI Global Investable Market Indices Methodology.”

Certain securities traded outside of their country of classification (i.e., “foreign listings”) are eligible for inclusion in certain MSCI Country Investable Market Indexes within the MSCI Global Investable Market Indices. Foreign listings are eligible to represent securities only from countries that meet the Foreign Listing Materiality Requirement. To meet the Foreign Listing Materiality Requirement, the aggregate market capitalization of all securities represented by foreign listings should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free float-adjusted market capitalization of the MSCI ACWI (All Country World Index) Investable Market Index. The second condition is not applied to Frontier Markets countries.

MSCI EAFE® Index

The MSCI EAFE® Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada. As of June 30, 2023, the MSCI EAFE® Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The MSCI EAFE® Index includes components from countries in Europe, the Middle East and the Pacific that are designated by MSCI as Developed Markets. The MSCI EAFE® Index was developed with a base value of 100 as of December 31, 1969. The MSCI EAFE® Index is reported by Bloomberg Financial Markets under ticker symbol “MXEA.”

MSCI Emerging Markets Index

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of emerging markets. As of May 2023, the MSCI Emerging Markets Index consisted of the following 24 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets Index includes components from countries designated by MSCI as Emerging Markets. The MSCI Emerging Markets Index was developed with a base value of 100 as of December 31, 1987. The MSCI Emerging Markets Index is reported by Bloomberg Financial Markets under ticker symbol “MXEF.”

MSCI Europe Index

The MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe. As of May 2023, the MSCI Europe Index consisted of the following 15 developed market country indices: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The MSCI Europe Index was developed with a base value of 100 as of December 31, 1998. The MSCI Europe Index is reported by Bloomberg Financial Markets under ticker symbol “MXEU.”

MSCI All Country World Index

The MSCI All Country World Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed and emerging markets. As of May 2023, the MSCI All Country World Index consisted of 49 country indices comprising 23 developed and 24 emerging market country indices. The developed market country indices included are: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. The emerging market country indices included are: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI All Country World Index was developed with a base value of 100 as of December 31, 1987. The MSCI All Country World Index is reported by Bloomberg Financial Markets under ticker symbol “MXWD.”

MSCI World IndexSM

The MSCI World IndexSM is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. As of June 2023, the MSCI World Index consisted of the following 23 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the

United Kingdom and the United States. The MSCI World Index was developed with a base value of 100 as of December 31, 1969. The MSCI World Index is reported by Bloomberg Financial Markets under ticker symbol “MXWO.”

MSCI World Real Estate IndexSM

The MSCI World Real Estate IndexSM is a sub-index of the MSCI World Index and represents only securities classified in the GICS® Real Estate Sector. The MSCI World Real Estate Index was developed with a base value of 100 as of December 31, 1998. The MSCI World Real Estate Index is reported by Bloomberg Financial Markets under ticker symbol “MXWO0RE.”

MSCI Australia Index

The MSCI Australia Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Australian equity market and to represent Australian companies that are available to investors worldwide. Securities listed on the Australian Securities Exchange are eligible for inclusion in the MSCI Australia Index. The MSCI Australia Index has 59 constituents and covered approximately 85% of the free float-adjusted market capitalization in Australia as of May 2023. The MSCI Australia Index was developed with a base value of 100 as of December 31, 1969. The MSCI Australia Index is reported by Bloomberg Financial Markets under ticker symbol “MXAU.”

MSCI Belgium Index

The MSCI Belgium Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Belgian equity market and to represent Belgian companies that are available to investors worldwide. Securities listed on the Euronext are eligible for inclusion in the MSCI Belgium Index. The MSCI Belgium Index was developed with a base value of 100 as of December 31, 1998. The MSCI Belgium Index is reported by Bloomberg Financial Markets under ticker symbol “MXBE.”

MSCI Brazil Index

The MSCI Brazil Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Brazilian equity market and to represent Brazilian companies that are available to investors worldwide. Securities listed on the Sao Paulo Stock Exchange are eligible for inclusion in the MSCI Brazil Index. The MSCI Brazil Index was developed with a base value of 100 as of December 31, 1987. The MSCI Brazil Index is reported by Bloomberg Financial Markets under ticker symbol “MXBR.”

MSCI France Index

The MSCI France Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the French equity market and to represent French companies that are available to investors worldwide. Securities listed on the Euronext are eligible for inclusion in the MSCI France Index. The MSCI France Index was developed with a base value of 100 as of December 31, 1998. The MSCI France Index is reported by Bloomberg Financial Markets under ticker symbol “MXFR.”

MSCI Italy Index

The MSCI Italy Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Italian equity market and to represent Italian companies that are available to investors worldwide. Securities listed on the Borsa Italiana (formerly known as the Italian Stock Exchange) are eligible for inclusion in the MSCI Italy Index. The MSCI Italy Index was developed with a base value of 100 as of December 31, 1998. The MSCI Italy Index is reported by Bloomberg Financial Markets under ticker symbol “MXIT.”

MSCI Japan Index

The MSCI Japan Index is a free float-adjusted market capitalization weighted index that is designed to measure the performance of the large and mid-cap segments of the Japanese market. As of May 2023, the index had 237 constituents and covers approximately 85% of the free float-adjusted market capitalization in Japan. The index has a base date of December 31, 1987 with a base value of 100 as of December 31, 1969. The MSCI Japan Index is reported by Bloomberg Financial Markets under ticker symbol “MXJP.”

MSCI Pacific Ex-Japan Index

The MSCI Pacific Ex-Japan Index is a free float-adjusted market capitalization weighted index designed to measure the equity market performance of the developed markets in the Pacific region, excluding Japan. As of May 2023, the MSCI Pacific Ex-Japan Index consisted of the following 4 developed market country indices: Australia, Hong Kong, New Zealand and Singapore. The MSCI Pacific Ex-Japan Index was developed with a base value of 100 as of December 31, 1969. The MSCI Pacific Ex-Japan Index is reported by Bloomberg Financial Markets under ticker symbol “MXPCJ.”

MSCI Singapore Index

The MSCI Singapore Index is a free float-adjusted market capitalization index designed to measure the performance of the large and mid-cap segments of the Singapore market. The index had 22 constituents as of May 2023 and covers approximately 85% of the free float-adjusted market capitalization of the Singapore equity universe. The MSCI Singapore Index was developed with a base value of 100 as of December 31, 1969. The MSCI Singapore Index is reported by Bloomberg Financial Markets under ticker symbol “MXSG.”

MSCI Spain Index

The MSCI Spain Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Spanish equity market and to represent Spanish companies that are available to investors worldwide. Securities listed on the Madrid Stock Exchange are eligible for inclusion in the MSCI Spain Index. The MSCI Spain Index was developed with a base value of 100 as of December 31, 1998. The MSCI Spain Index is reported by Bloomberg Financial Markets under ticker symbol “MXES.”

MSCI Switzerland Index

The MSCI Switzerland Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Swiss equity market and to represent Swiss companies that are available to investors worldwide. Securities listed on the SIX Swiss Exchange are eligible for inclusion in the MSCI Switzerland Index. The MSCI Switzerland Index was developed with a base value of 100 as of December 31, 1969. The MSCI Switzerland Index is reported by Bloomberg Financial Markets under ticker symbol “MXCH.”

MSCI Taiwan Index

The MSCI Taiwan Index is a free float-adjusted market capitalization weighted index that is designed to measure the performance of the large and mid-cap segments of the Taiwan market. The MSCI Taiwan Index has 88 constituents and covers approximately 85% of the free float-adjusted market capitalization in Taiwan. The MSCI Taiwan Index is constructed based on the MSCI Global Investable Market Indices Methodology, targeting a free float market capitalization coverage of 85%. The MSCI Taiwan Index has a base date of December 31, 1987. The MSCI Taiwan Index is reported by Bloomberg Financial Markets under ticker symbol “TAMSCI.”

MSCI USA Index

The MSCI USA Index is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the United States equity market and to represent United States companies that are available to investors worldwide. Securities listed on the New York Stock Exchange, Nasdaq and NYSE American are eligible for inclusion in the MSCI USA Index. The MSCI USA Index was developed with a base value of 100 as of December 31, 1969. The MSCI USA Index is reported by Bloomberg Financial Markets under ticker symbol “MXUS.”

MSCI Global Investable Market Indices Methodology

Constructing the MSCI Global Investable Market Indices. MSCI undertakes an index construction process, which involves: (i) identifying eligible equity securities and classifying those eligible securities into the appropriate country (defining the “Equity Universe”); (ii) applying investability screens to individual companies and securities in the Equity Universe that are classified in that market (determining the “Market Investable Equity Universe” for each market); (iii) determining market capitalization size-segments for each market; (iv) applying index continuity rules for an index that includes 85% ± 5% of the Market Investable Equity Universe (the “MSCI Standard Index”); (vi) classifying securities under the GICS®; (v) using a building block approach, regional and composite indices can be created from the individual market indexes for each size-segment. GICS®-based, share type-based and other more granular indexes may also be derived from the Market, Regional and Composite Indexes.

Defining the Equity Universe.

(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in countries which are classified as either developed markets (“Developed Market” or “DM”), emerging markets (“Emerging Market” or “EM”), or frontier markets (“Frontier Market” or “FM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds (U.S. Business Development Companies are eligible), exchange-traded funds, equity derivatives, limited partnerships structured to be taxed as limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (REITs) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) is classified in one and only one country, which allows for sorting of each company by its respective country.

Determining the Market Investable Equity Universes. A Market Investable Equity Universe for a market is derived by (i) identifying an eligible listing for each security in the Equity Universe and (ii) applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology. The global investable equity universe is the aggregation of all market investable equity universes.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i) “Equity Universe Minimum Size Requirement”: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. To determine this minimum size requirement, the companies in the DM Equity Universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the DM Equity Universe is calculated at each company. When the cumulative free float-adjusted market capitalization coverage of 99% of the sorted Equity Universe is achieved, the full market capitalization of the company at that point defines the Equity Universe Minimum Size Requirement.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii) DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. A minimum liquidity level of 20% of 3-month Annualized Traded Value Ratio (“ATVR”) and 90% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of a Developed Market. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of an Emerging Market. Only one listing per security may be included in the Market Investable Equity Universe. In instances when a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the Market Investable Equity Universe: (i) local listing; (ii) foreign listing in the same geographical region; and (iii) foreign listing in a different geographical region. In addition, securities with stock prices above USD 10,000 fail the liquidity screening unless it is already a constituent of the MSCI Global Investable Market Indices.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the MSCI Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v) “Minimum Length of Trading Requirement:” This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least three months before the implementation of an Index Review. This requirement is applicable to small new issues in all markets. Large IPOs and large primary / secondary offerings of non-index constituents are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of an Index Review.

(vi) Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit (FOL) to be eligible for inclusion in a Market Investable Equity Universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

(vii) Financial Reporting Requirement: This investability screen is applied at the company level. Companies classified as belonging to the United States must file a Form 10-K/10-Q to be eligible for inclusion in the United States investable equity universe.

Defining Market Capitalization Size-Segments for Each Market. Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size-Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size-segment; (ii) determining the Global Minimum Size Range for each size-segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size-segments; and (v) applying final size-segment investability requirements and index continuity rules.

Index Continuity Rules for the Standard Indices. In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. The application of this requirement involves the following steps:

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if after the application of the index maintenance methodology a Standard Index contains less than five securities in a Developed Market or three securities in an Emerging Market, then the remaining securities are selected for inclusion in the Standard Index using the following process: (i) the securities included in the updated Market Investable Equity Universe are identified; (ii) these securities are ranked by descending free float-adjusted market capitalization, however in order to increase index stability the free float-adjusted market capitalization of the securities included in the Standard Index prior to the index review is multiplied by a factor of 1.5; (iii) the securities are added to the Standard Index in order to reach five constituents for a Developed Market or three for an Emerging Market in the ranking order determined in the step above.

Classifying Securities under the GICS®. All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P® Dow Jones Indices LLC, the GICS®. As of July 2023, the GICS® consisted of 11 sectors, 24 industry groups, 69 industries and 158 sub-industries. Under the GICS®, each company is assigned to one sub-industry according to its principal business activity.

Index Maintenance. The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i) Quarterly Index Reviews (Index Reviews) in February, May, August and November of the Size-Segment Indexes which include:

•	Updating the indexes on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating Foreign Inclusion Factors (FIFs) and Number of Shares (NOS).

The objective of the Index Reviews is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed quarterly timetable. An Index Review involves a comprehensive review of the Size-Segment Indexes. During each Index Review, the Equity Universe is updated and the Global Minimum Size Range is recalculated for each size-segment. Then, the following index maintenance activities are undertaken for each market: (i) updating the Market Investable Equity Universe; (ii) recalculating the Global Minimum Size References and Global Minimum Size Ranges; (iii) reassessing the Segment Number of Companies and the Market Size-Segment Cutoffs; (iv) assigning companies to the size-segments taking into account buffer zones; (v) assessing conformity with Final Size-Segment Investability Requirements; (vi) the MSCI Global Investable Market Indexes may follow light rebalancing rules (Light Rebalancing) at an Index Review if certain criteria are met.

(ii) Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy. The results of Index Reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February, May, August and November.

All changes resulting from corporate events are announced to clients prior to their implementation in the MSCI indices.

The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, between 5:30 p.m. and 6:00 p.m., U.S. Eastern Time through the Advance Corporate Events (ACE) File.

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of secondary offerings representing at least 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to events such as bankruptcy are announced as soon as practicable prior to their implementation in the MSCI indices.

For Standard Index constituents, a more descriptive text announcement is sent to clients for significant events that meet any of the following criteria:

•	Additions and deletions of constituents.

•	Changes in free float-adjusted market capitalization equal to or larger than USD 5 billion, or with an impact of at least 1% of the constituent’s underlying country index.

If warranted, MSCI Inc. may make additional announcements for events that are complex in nature and for which additional clarification could be beneficial.

IPOs and Other Early Inclusions. Early inclusions of large IPOs in the MSCI Standard Index Series are announced no earlier than the first day of trading and no later than before the opening of the third day of trading in the market where the company has its primary listing. Early inclusions of already listed securities following large secondary offerings of new and/or existing shares are announced no earlier than shortly after the end of the offer period.

GICS®. Non-event related changes in industry classification at the sub-industry level are announced at least two weeks prior to their implementation as of the close of the last U.S. business day of each month. MSCI announces GICS® changes twice a month, the first announcement being made on the first U.S. business day of the month and the second one being made at least ten U.S. business days prior to the last U.S. business day of the month. All GICS® changes announced in a given month will be implemented as of the close of the last U.S. business day of the month.

Index Calculation

Price Index Level. The MSCI equity indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, the level of the relevant MSCI index level is obtained by applying the change in the market performance to the previous period level for such MSCI index.

PriceIndexLevelUSDt = PriceIndexLevelUSDt-1 ×	IndexAdjustedMarketCapUSDt
IndexInitialMarketCapUSDt

PriceIndexLevelLocalt = PriceIndexLevelLocalt-1 ×	IndexAdjustedMarketCapForLocalt
IndexInitialMarketCapUSDt

where,

•	PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1

•	IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t

•	IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t

•	PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1

•	IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

Security Index of Price in Local Currency. The Security Index of Price is distributed in MSCI daily and monthly security products. It represents the price return from period to period by utilizing the concept of an index of performance with an arbitrary base value. The index of price is fully adjusted for capital changes and is expressed in local currency.

SecurityPriceIndexLevel1 = SecurityPriceIndexLevelt-1 ×	SecurityAdjustedMarketCapForLocalt
SecurityInitialMarketCapUSDt

SecurityAdjustedMarketCapForLocalt =	EndOfDayNumberOfSharest -1 × PricePerSharet × InclusionFactort × PAFt	×	ICIt
	FXratet-1		ICIt-1

SecurityInitialMarketCapUSDt =	EndOfDayNumberOfSharest -1 × PricePerSharet-1 × InclusionFactort
FXratet-1

where,

•	SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1

•	SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1

•	SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t

•	EndOfDayNumberOfSharest-1 is the number of shares of security s at time t-1

•	PricePerSharet is the price per share of security s at time t

•	PricePerSharet-1 is the price per share of security s at time t-1

•	InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor

•	PAFt is the Price Adjustment Factor (“PAF”) of security s at time t

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency

•	ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000)

•	ICIt-1 is the Internal Currency Index of price currency at time t-1

Index Market Capitalization.

IndexAdjustedMarketCapUSDt =

IndexAdjustedMarketCapForLocalt =

IndexInitialMarketCapUSDt =

where,

•	EndOfDayNumberOfSharest-1 is the number of shares of security s at the end of day t-1

•	PricePerSharet is the price per share of security s at time t

•	PricePerSharet-1 is the price per share of security s at time t-1

•	InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t

•	FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency

•	ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira, ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1

 Corporate Events

Mergers and Acquisitions. As a general principle, MSCI implements mergers and acquisitions executed via mutual agreement as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This process occurs under the assumption that all necessary information is available prior to the completion of the event and provided that the liquidity of the relevant constituent(s) is not expected to be significantly reduced on the day of implementation.

For US acquisitions (where the target has an MSCI country of classification of the USA) executed via mutual agreement and where only a shareholders’ meeting approval is pending for deal completion, the resulting changes will be implemented in the MSCI Indexes as of the close of the last trading day (if publicly available) or as of the close of the shareholders’ meeting date if the last trading day is not publicly available. Two full business days advance notification will be given for implementation.

For US acquisitions executed via mutual agreement and where other regulatory approvals are still pending for deal completion, event implementation will occur with two full business days advance notification either:

•	when the transaction is deemed unconditional based on the factors noted below

•	or, if it is uncertain, when there is an official announcement pertaining to the completion of the transaction or to the delisting of the target security.

In cases where the delisting notification is published late, MSCI delays the event implementation and keep the target security in the index for one additional day or more in order to give clients sufficient advance notification.

The main factors (not in order of importance) MSCI considers when determining whether a transaction can be deemed unconditional are:

•	the required level of acceptance at a general shareholders meeting

•	the major shareholders’ stated intention whether to vote in favor of the transaction

•	the existence of pending regulatory approvals and legal actions

•	expected delisting date

•	the market perception of the transaction

•	additional conditions for the offer to be completed

•	pending legal and/or financing conditions

Tender Offers. MSCI determines that tender offers may be a result of friendly negotiations or may be unsolicited and possibly hostile. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance of shares tendered, the existence of pending regulatory approvals and/or legal actions, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

In hostile tender offers, MSCI systematically waits for the results of the tender offer to be publicly announced before making any related changes to the MSCI Indexes. In friendly tender offers, the acquired or merging security is deleted from the MSCI Indexes with at least two full business days advance notification: at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to decrease below 0.151 (this rule is applicable even if the offer is extended), or (ii) if the offer’s outcome is uncertain, after the results of the offer have been officially communicated and the security’s free float has decreased below 0.15.

If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. The security will be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

General Announcement Policy for Corporate Events. As a general rule, all changes resulting from corporate events affecting constituents of the MSCI Equity Indices are announced to clients prior to their implementation. In addition, all additions and deletions of constituents of the MSCI Equity Indices resulting from corporate events are publicly announced prior to their implementation.

Conversions of Share Classes.

Mandatory Conversions. Full or partial conversions of an index constituent’s share class into another share class resulting in the deletion, addition or FIF/DIF change of one or more classes of shares are implemented at the time of the event. Full or partial conversions of a non-index constituent share class or an unlisted line of shares into an index constituents’ share class are implemented at a subsequent Index Review.

Voluntary Conversions. For voluntary full or partial conversions of an index constituent’s share class into another share class resulting in the deletion, addition or FIF/DIF change of one or more classes of shares, MSCI considers the following factors, among others, to determine if the event is to be implemented at the time of the event or at a subsequent Index Review: minimum conversion ratio required, intention of the major shareholders, recommendation of the Board of Directors, squeeze out option for the non-converted shares, whether or not the conversion terms are in line with the current market price of the other share class, whether or not there will be an additional conversion period.

Periodical Conversions. Periodical conversions of a share class into another share class are implemented at a subsequent Index Review in accordance with the sections 3.1.7 and 3.1.8 of the MSCI GIMI methodology. For China securities, conversions of China B shares into China H shares are implemented as of the close of the second trading day of the China H shares instead of the last trading day of the China B shares in order to provide enough advance notice for implementation considering that the B and H shares are listed on different exchanges.

Spin-Offs. On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. In order to decide whether the spun-off entity qualifies for inclusion, the full company market capitalization of the spun-off entity is estimated by MSCI prior to the spin-off being effective. These estimates are typically based on public information provided by the parent company, including amongst others the spin-off prospectus and estimates from brokers.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or Domestic Inclusion Factors (“DIFs”) are implemented as of the close of the ex-date.

When the distribution date or pay date of the spin-off is at least four business days after the ex-date, shareholders do not receive the shares of the spun off entity on the ex-date, even if the spun off is trading on that day. In this situation, MSCI may decide to add a “detached” security in the MSCI Indexes until the distribution date. As of the close of the pay date, MSCI deletes the “detached” security and simultaneously implements changes in FIF and/or DIF of the distributed security in the MSCI Indexes. Note that the “detached” security is added, maintained and deleted using the closing market prices of the underlying security.

Corporate Actions. Corporate actions such as splits, stock dividends and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings. Changes in number of shares and FIF resulting from primary equity offerings representing at least 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled Index Review following the completion of the event. For secondary offerings of existing constituents representing at least 5% of the security’s number of shares are implemented at the time of the event with two full business days advance notification provided that sufficient post-event information is publicly available. Secondary offerings that do not meet these conditions at the time of the event are considered for implementation at the subsequent Index Review. For U.S. securities, increases in number of shares and changes in FIFs and/or DIFs resulting from primary equity offerings and from secondary offerings representing at least 5% of the security’s number of shares will be implemented as of the close of the same day that the pricing of the shares is made public.

Debt-to-Equity Swaps. In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is not available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post-event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

Optional Dividends. In the case of an optional dividend, the company offers shareholders the choice of receiving the dividend either in cash or in shares. MSCI implements optional dividends assuming that investors elect the default distribution. When cash is the default option, MSCI reinvests the cash amount in the MSCI Daily Total Return Indexes (“MSCI DTR Indexes”) on the ex-date and if some shareholders choose to take the stock option, when it is confirmed, the number of shares will be increased accordingly at the next regularly scheduled Index Review. When stock is the default option, MSCI applies a Price Adjustment Factor (PAF) on the ex-date and increases the number of shares as of the close of the ex-date, similarly to a stock dividend. If some shareholders choose to take the cash option, when it is confirmed, the number of shares will be decreased accordingly at the next regularly scheduled Index Review. In such cases, the cash dividend amount option is not reinvested in the MSCI DTR Indexes but is taken into account for the company's yield calculations. If no default distribution is specified, MSCI assumes that investors elect the cash option and treats the dividend as a regular cash dividend in the MSCI DTR Indexes.

Suspensions, Delistings and Bankruptcies. MSCI will remove from the MSCI Equity Index Series as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors, and companies that fail stock exchange listing requirements with announcements of delisting from the stock exchanges. MSCI will delete from the MSCI Equity Indexes after 50 business days of suspension, where feasible, securities of companies facing financial difficulties (e.g., liquidity issues, debt repayment issues, companies under legal investigation) with at least two business days’ advance notice. Subsequently, if and when these securities resume normal trading, they may be considered as a potential addition to the MSCI Indexes at the next scheduled Semi-Annual Index Review based on the rules described in the section 3.1 of the MSCI

Global Investable Market Indexes Methodology Book. In certain cases, when the financial situation of companies may not be transparent to the public, after 50 business days of suspension, MSCI may keep these companies longer in the Indexes and may delete them at one of the following Index Reviews.

Securities of companies suspended due to pending corporate events (e.g., merger, acquisition, etc.), will continue to be maintained in the MSCI Indices until they resume trading regardless of the duration of the suspension period. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

Certain MSCI Indices are Subject to Currency Exchange Risk. Because the closing prices of the component securities are converted into U.S. dollars for purposes of calculating the value of certain MSCI indices, investors in the securities linked to such MSCI indices will be exposed to currency exchange rate risk. Exposure to currency changes will depend on the extent to which the relevant currency strengthens or weakens against the U.S. dollar. The devaluation of the U.S. dollar against the applicable currency will result in an increase in the value of the relevant index. Conversely, if the U.S. dollar strengthens against such currency, the value of such index will be adversely affected and may reduce or eliminate any return on your investment. Fluctuations in currency exchange rates can have a continuing impact on the value of the indices, and any negative currency impact on the indices may significantly decrease the value of the securities. The return on an index composed of the component securities where the closing price is not converted into U.S. dollars can be significantly different than the return on the indices which are converted into U.S. dollars.

THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI. THE SECURITIES HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE. THE MSCI INDEXES ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE SECURITIES OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE SECURITIES ARE REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE SECURITIES, INVESTORS IN THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES

ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE SECURITIES OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers of or investors in the securities.

“MSCI EAFE® Index,” “MSCI Emerging Markets Index,” “MSCI Europe Index,” “MSCI World IndexSM,” “MSCI World Real Estate IndexSM,” “MSCI Australia Index,” “MSCI Belgium Index,” “MSCI Brazil Index,” “MSCI France Index,” “MSCI Italy Index,” “MSCI Japan Index,” “MSCI Pacific Ex-Japan Index,” “MSCI Singapore Index,” “MSCI Spain Index,” “MSCI Switzerland Index,” “MSCI Taiwan Index” and “MSCI USA Index” are trademarks or service marks of MSCI. The securities are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the securities.

Nasdaq-100 Index®

First published in January 1985 with a base value of 125, the Nasdaq-100 Index is a modified market capitalization-weighted index designed to measure the performance of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (“Nasdaq”). The Nasdaq-100 Index includes companies across a variety of major industry groups. The Nasdaq-100 Index® is calculated, maintained and published by Nasdaq. The Nasdaq-100 Index® is reported by Bloomberg Financial Markets under ticker symbol “NDX.”

The index share weights of the component securities of the Nasdaq-100 Index® at any time are based upon the total shares outstanding (“TSO”) in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each security’s influence on the level of the Nasdaq-100 Index® is directly proportional to the value of its index share weight.

Index Calculation. At any moment in time, the value of the Nasdaq-100 Index equals the aggregate value of then-current NASDAQ-100 Index share weights of each of the Nasdaq-100 Index component securities, which are based on the TSO of each such Nasdaq-100 Index component security, multiplied by each such security’s respective last sale price on the Nasdaq (which may be the official closing price published by Nasdaq), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported Nasdaq-100 Index value. The divisor serves the purpose of scaling such aggregate value (otherwise in the trillions) to a lower order of magnitude which is more desirable for Nasdaq-100 Index reporting purposes. If trading in a Nasdaq-100 Index security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in a Nasdaq-100 Index security is halted on its primary listing market before the market is open.

Security Eligibility Criteria. Eligible security types generally include American depositary receipts, common stocks, ordinary shares and tracking stocks. Companies organized as real estate investment trusts (“REITs”) are not eligible for index inclusion. If a security is a depository receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the underlying security and the TSO is the actual depositary shares outstanding as reported by the depositary banks.

If an issuer has multiple security classes, all security classes are eligible, subject to meeting all other security eligibility criteria.

To be eligible for initial inclusion in the Nasdaq-100 Index®, a security must meet the following criteria:

•	The issuer of the security’s primary U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market.

•	If the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a registered options market in the United States or be eligible for listed-options trading on a registered options market in the United States.

•	The security must be classified as a non-financial company (any industry other than financials) according to the Industry Classification Benchmark.

•	Each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date).

•	The issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee.

•	The security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American or CBOE BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added to the Nasdaq-100 Index® as the result of a spinoff event will be exempt from the seasoning requirement.

•	The issuer of the security generally may not currently be in bankruptcy proceedings.

There is no float eligibility or market capitalization eligibility criterion.

Reconstitution and Rebalancing of the Nasdaq-100 Index®. Nasdaq selects constituents once annually in December. The security eligibility criteria are applied using market data as of the end of October and TSO as of the end of November. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The Nasdaq-100 Index® is rebalanced on a quarterly basis in March, June, September and December. The Nasdaq-100 Index® rebalance uses the TSO and last sale price of all Nasdaq-100 Index® securities as of the end of the prior month (February, May, August, and November, respectively). Index rebalance changes are announced in early March, June, September and December and become effective after the close of trading on the third Friday in March. A Special Rebalance may be conducted at any time based on the weighting restrictions described in the index rebalance procedure if it is determined to be necessary to maintain the integrity of the Nasdaq-100 Index®. The Nasdaq-100 Index® underwent a Special Rebalance, which became effective prior to market open on July 24, 2023. No securities were added to or removed from the Nasdaq-100 Index® as a result of this Special Rebalance.

Constituent Selection. A reconstitution is conducted on an annual basis, at which time all eligible issuers, ranked by market capitalization, are considered for index inclusion based on the following order of criteria:

(1)	The top 75-ranked issuers will be selected for inclusion in the Nasdaq-100 Index®.

(2)	Any other issuers that were already members of the Nasdaq-100 Index® as of the reconstitution date reference date and are ranked within the top 100 are also selected for inclusion in the index.

(3)	If fewer than the first 100 issuers pass the first two criteria, the remaining position will be filled, in rank order, by issuers currently in the Nasdaq-100 Index® ranked in positions 101-125 that were ranked in the top 100 at the previous reconstitution or replacement- or spin-off issuers added since the previous reconstitution.

(4)	In the event that fewer than 100 issuers pass the first three criteria, the remaining positions will be filled, in rank order, by any issuers ranked in the top 100 that were not already members of the Nasdaq-100 Index® as of the reference date.

Constituent Weighting. The Nasdaq-100 Index® is a modified market capitalization-weighted index.

Quarterly Weight Adjustment. The Nasdaq-100 Index®’s quarterly weight adjustment employs a two-stage weight adjustment scheme according to issuer-level constraints.

Nasdaq-100 Index® securities’ initial weights are determined using up to two calculations of market capitalization: TSO-derived market capitalization and index share-derived market capitalization. TSO-derived market capitalization is defined as a security’s last sale price times its TSO. Nasdaq-100 Index® share-derived market capitalization is defined as a security’s last sale price multiplied by its updated index shares as of the prior month end. Both TSO-derived and index share-derived market capitalizations can be used to calculate TSO-derived and index share-derived initial index weights by dividing each index security’s (TSO- or index share-derived) market capitalization by the aggregate (TSO- or index share-derived) market capitalization of all index securities.

When the rebalance coincides with the reconstitution, only TSO-derived initial weights are used. When the rebalance does not coincide with the reconstitution, index share-derived initial weights are used when doing so results in no weight adjustment; otherwise, TSO-derived weights are used in both stages of the weight adjustment procedure. Issuer weights are the aggregated weights of the issuers’ respective index securities.

Stage 1. If no initial issuer weight exceeds 24%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted so that no issuer weight may exceed 20% of the Nasdaq-100 Index®.

Stage 2. If the aggregate weight of the subset of issuers whose Stage 1 weight exceeds 4.5% does not exceed 48%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted so that the aggregate weight of the subset of issuers whose Stage 1 weights exceeds 4.5% is set to 40%.

Annual Weight Adjustment. The Nasdaq-100 Index®’s annual weight adjustment employs a two-stage weight adjustment scheme according to security-level constraints. Nasdaq-100 Index® securities’ initial weights are determined via the quarterly weight adjustment procedure.

Stage 1. If no initial security weight exceeds 15%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted so that no security weight may exceed 14% of the Nasdaq-100 Index®.

Stage 2. If the aggregate weight of the subset of index securities with the five largest market capitalizations is less than 40%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted so that (i) the aggregate weight of the subset of index securities with the five largest market capitalizations is set to 38.5% and (ii) no security with a market capitalization outside the largest five may have a final index weight exceeding the lesser of 4.4% or the final index weight of the security ranked fifth by market capitalization.

Index Maintenance.

Deletion Policy. If, at any time other than an index reconstitution, Nasdaq determines that an index security is ineligible for index inclusion, the index security is removed as soon as practicable.

This may include:

•	Listing on an ineligible index exchange

•	Merger, acquisition, or other major corporate event that would adversely impact the integrity of the Nasdaq-100 Index®

•	If a company is organized as a REIT

•	If an index security is classified as a financial company (financials industry) according to the ICB

•	If the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month-ends

•	If a security that was added to the Nasdaq-100 Index® as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as a Nasdaq-100 Index® member

In the case of mergers and acquisitions, the effective date for the removal of an index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and Board approvals.

If at the time of the removal of the index issuer or security there is not sufficient time to provide advance notification of the replacement issuer or security so that both the removal and replacement can be effective on the same day, the index issuer or security being removed will be retained and persisted in the index calculations at its last sale price until the effective date of the replacement issuer or security’s entry to the Nasdaq-100 Index®.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the Nasdaq-100 Index®. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, industry or adjusted market capitalization. Securities that are added as a result of a spin-off may be maintained in the Nasdaq-100 Index® until a later date and then removed, for example, if a spin-off security has liquidity characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the Nasdaq-100 Index®.

Replacement Policy. Securities may be added to the Nasdaq-100 Index® outside of the index reconstitution when there is a deletion. The index security (or all index securities under the same issuer, if appropriate) is replaced as soon as practicable if the issuer in its entirety is being deleted from the Nasdaq-100 Index®. The issuer with the largest market capitalization as of the prior month end which is not in the Nasdaq-100 Index® will replace the deleted issuer. Issuers that are added as a result of a spin-off are not replaced until after they have been included in a reconstitution.

For pending deletions set to occur soon after an index reconstitution and/or index rebalance effective date, Nasdaq may decide to remove the index security from the Nasdaq-100 Index® in conjunction with the index reconstitution and/or index rebalance effective date.

Corporate Actions. In the periods between scheduled index reconstitution and rebalancing events, individual index securities may be subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100 Index®.

At the quarterly rebalancing, no changes are made to the Nasdaq-100 Index® from the previous month-end until the quarterly share change effective date, with the exception of corporate actions with an ex-date.

Governance of the Nasdaq-100 Index®. The Nasdaq Index Management Committee approves all new index methodologies. This committee is comprised of full-time professional members of Nasdaq. The committee meets regularly and reviews items including, but not limited to, pending corporate actions that may affect Nasdaq-100 Index® constituents, statistics comparing the composition of the Nasdaq-100 Index® to the market, companies that are being considered as candidates for addition to the Nasdaq-100 Index® and any significant market events.

The securities are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Nasdaq-100 Index® is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN sTANLEY, OWNERS OF THE securities, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq. The securities have not been passed on by the Corporations as to their legality or suitability. The securities are not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

Nasdaq Biotechnology Index®

The Nasdaq Biotechnology Index® is calculated, published and disseminated by Nasdaq, and is designed to measure the performance of Nasdaq-listed companies that are classified according to the Industry Classification Benchmark as either biotechnology or pharmaceuticals which also meet other eligibility criteria determined by Nasdaq. The Nasdaq Biotechnology Index® is reported by Bloomberg Financial Markets under ticker symbol “NBI.”

The Nasdaq Biotechnology Index is calculated under a modified capitalization-weighted methodology. On November 1, 1993, the Nasdaq Biotechnology Index began with a base of 200.00. Eligible security types generally include ADRs, common stocks, ordinary shares, shares of beneficial interest and limited partnership interests. To be eligible for inclusion in the Nasdaq Biotechnology Index, a security and its issuer must meet the following criteria:

•	the issuer of the security’s primary U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

•	the issuer of the security must be classified according to the Industry Classification Benchmark (“ICB”) as either Biotechnology or Pharmaceuticals;

•	the issuer of the security generally may not currently be in bankruptcy proceedings;

•	the security must have a minimum market capitalization of at least $200 million;

•	the security must have an average daily trading volume of at least 100,000 shares (measured from the start of the year up to the reconstitution reference date);

•	the issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for inclusion in the index and where the transaction is imminent as determined by the Index Management Committee; and

•	the security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American, or CBOE BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added as a result of a spin-off will be exempt from the seasoning requirement.

Index Calendar. The securities composing the Nasdaq Biotechnology Index are selected once annually each December. Securities currently within the Nasdaq Biotechnology Index must meet the eligibility criteria using market data through the end of October that year and total shares outstanding as of the end of November that year. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the TSO and Last Sale Price (“LSP”) of all Index securities as of the prior month-end (February, May, August, and November, respectively). Index rebalance changes are announced in early March, June, September and December, and changes become effective after the close of trading on the third Friday in March, June, September and December.

Index Maintenance.

Deletion Policy. If at any time other than an Index reconstitution, Nasdaq determines that an Index security is ineligible for Index inclusion, the Index security is removed as soon as practicable and is not replaces.

This may include:

•	listing on an ineligible index exchange;

•	a security is not classified under the Biotechnology Subsector or Pharmaceuticals Subsector according to the ICB; or

•	merger, acquisition, or other major corporate event that would otherwise adversely impact the integrity of the Index.

In the case of mergers and acquisitions, the effective date for the removal of an Index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the index. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, or industry. Securities that are added as a result of a spin-off may be maintained in the index until a later date and then removed, for example if a spin-off security has liquidity or market capitalization characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the index.

Replacement Policy. Index securities are not replaced in the Index outside of the Index reconstitution.

Corporate Actions. In the periods between scheduled index reconstitution and rebalancing events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Index. With the exception(s) noted below, specific treatment of each type of corporate action or event is described in Nasdaq Corporate Actions and Events Manual – Equities (incorporated by reference into Nasdaq’s online NBI index methodology publication).

In certain cases, corporate actions and events are handled according to the weighting scheme or other index construction techniques employed. Wherever alternate methods are described, the Index will follow the “Market Cap Corporate Action Method.”

At the quarterly rebalancing, no changes are made to the Index from the previous month end until the quarterly share change effective date, with the exception of corporate actions with an ex-date.

Nikkei Stock Average

The Nikkei Stock Average, which we refer to as the Nikkei 225 Index, is an adjusted price weight index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.), which we refer to as Nikkei. The Nikkei 225 Index measures the composite price performance of 225 underlying stocks (the “Nikkei Underlying Stocks”), which represent a broad cross-section of Japanese industries, trading on the Tokyo Stock Exchange (the “TSE”) Prime Market. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index. Stocks must be listed on the TSE Prime Market in order to be included in the Nikkei 225 Index. Non-ordinary shares such as exchange-traded funds, REITs, preferred stocks, preferred securities or tracking stocks are excluded from the Nikkei 225 Index. The Nikkei 225 Index is reported by Bloomberg Financial Markets under ticker symbol “NKY.”

Rules of the Periodic Review. The Nikkei Underlying Stocks are reviewed twice per year (“periodic review”), based on the liquidity in the market and sector balance, with a base date at the end of January and July. The results of review become effective in the beginning of April and October, respectively. Results of the review become effective on the first trading day of April and October. The maximum number of underlying stocks that can be affected as a result of the periodic review is three. Stocks selected by the procedures outlined below are presented as candidates to a committee comprised of academics and market professionals for comment; based on comments from the committee, Nikkei Inc. determines and announces any changes to the Nikkei Underlying Stocks.

Liquidity and Sector Balance. The liquidity of each stock traded on the TSE Prime Market is measured by (i) trading volume in the preceding 5-year period and (ii) the magnitude of price fluctuation by volume in the preceding 5-year period. The 450 most liquid issues on the TSE Prime Market form the “high liquidity group.” Nikkei Underlying Stocks that are not in this group are removed from the Nikkei 225 Index, and non-constituent stocks that are in the top 75 of the high liquidity group are added to the Nikkei 225 Index.

Stocks in the high liquidity group are then categorized into one of the following six industrial sectors: technology, financials, consumer goods, industry materials, capital goods/others and transportation/utilities. These six industrial sectors are further divided into 36 industrial classifications as follows:

•	Technology — pharmaceuticals, electrical machinery, automobiles and auto parts, precision instruments and communications;

•	Financials — banking, other financial services, securities and insurance;

•	Consumer goods — fishery, foods, retail and services;

•	Materials — mining, textiles & apparel, pulp & paper, chemicals, petroleum, rubber, glass & ceramics, steel, nonferrous metals and trading companies;

•	Capital goods/others — construction, machinery, shipbuilding, transportation equipment, other manufacturing and real estate; and

•	Transportation and utilities — railway & bus, land transport, marine transport, air transport, warehousing, electric power and gas.

The “appropriate number” of companies selected for each sector listed above is defined as half the number of stocks in each sector. A rebalancing is conducted if any of the sectors are over- or under-represented after liquidity-based adjustments have been made. The degree of representation is evaluated by comparing the actual number of constituents in the sector against the “appropriate number.” For over-represented sectors, current constituents in the sector are deleted in the order of liquidity (lowest liquidity first) to correct the overage. For under-represented sectors, non-constituent stocks are added from the high liquidity group in the order of liquidity (highest liquidity first) to correct the shortage.

Extraordinary Replacement Rules. Nikkei Underlying Stocks are deleted from the Nikkei 225 Index if they meet the following criteria:

•	Designated as “Securities to be Delisted” or “Securities on Alert;”

•	Delisted due to corporate restructuring such as a merge, share exchange or share transfer; or

•	Transfer to a market other than the TSE Prime Market.

A Nikkei Underlying Stock that is designated as a “Security under Supervision” will continue to be included at the time of such designation. However, Nikkei Inc. may replace such constituent with a pre-announcement when it is highly inappropriate to keep the stock as a constituent (e.g. the probability of delisting is extremely high).

When a Nikkei Underlying Stock is deleted because of one of the reasons listed above, a replacement Nikkei Underlying Stock from the same sector as the deleted Nikkei Underlying Stock will be selected from the high liquidity group in the order of liquidity (highest liquidity first). Notwithstanding the foregoing, the following rules may apply depending on the timing and circumstances of the deletion:

•	when such deletion is scheduled close to the time of the periodic review, additional stocks may be selected as part of the periodic review process; and

•	when multiple deletions are scheduled in a season other than the periodic review, additions may be selected using the liquidity and sector balancing rules outlined above.

A Nikkei Underlying Stock may be delisted when it establishes a parent company through a share transfer or becomes a subsidiary of an unlisted company through a share exchange. If a new parent company is deemed to be succeeding the business of the delisted company, such new parent company may become a Nikkei Underlying Stock if it becomes listed. In such case, during the period between the delisting of the original company and the listing of the new succeeding company, the Nikkei 225 Index may be calculated with fewer than 225 Nikkei Underlying Stocks.

As a general rule, for both the periodic review and the extraordinary replacement rules, additions and deletions are made effective on the same day in order to keep the number of Nikkei Underlying Stocks at 225. However, under the circumstances outlined below, when an addition cannot be made on the same day as a deletion, the Nikkei 225 Index may be calculated with fewer than 225 Nikkei Underlying Stocks. In this case, the divisor is adjusted to ensure continuity.

Index Calculation. The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding price adjustment factor for such Nikkei Underlying Stock (a “PAF”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Nikkei Divisor”). The Nikkei Divisor is subject to periodic adjustments as set forth below. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated every 5 seconds during TSE trading hours.

The PAF of a Nikkei Underlying Stock will equal 1 if the per share price of such Nikkei Underlying Stock does not exceed 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks. If the per share price of a Nikkei Underlying Stock exceeds 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks, the PAF for such Nikkei Underlying Stock will be calculated in intervals of 0.1 (rounded down) and will equal the highest possible value that, when multiplied by the per share price of such Nikkei Underlying Stock, does not exceed 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks. PAFs are evaluated semi-annually on the base dates at the end of January and July.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Nikkei Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Nikkei Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Nikkei Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable PAF and divided by the new Nikkei Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

Nikkei, the publisher of the Nikkei 225 Index, has the copyright to the Nikkei 225 Index. All rights to the Nikkei 225 Index are owned by Nikkei. We, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225 Index. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index. In addition, Nikkei has no relationship to us or the securities; it does not sponsor, endorse, authorize, sell or promote the securities, and has no obligation or liability in connection with the administration, marketing or trading of the securities or with the calculation of the return on your investment.

PHLX Housing SectorSM Index

The PHLX Housing SectorSM Index (the “PHLX Housing Index”) was developed by the predecessor to Nasdaq PHLX and is calculated, maintained and published by Nasdaq PHLX, which is the index publisher. The PHLX Housing Index is composed of companies whose primary lines of business are directly associated with the United States housing construction market.

The PHLX Housing Index is a modified market capitalization-weighted index. The value of the PHLX Housing Index equals the aggregate value of the index share weights (the “Index Shares”), of each of the index component securities multiplied by each such security’s last sale price, and divided by the divisor of the PHLX Housing Index. The divisor serves the purpose of scaling such aggregate index value to a lower order of magnitude which is more desirable for reporting purposes. If trading in an index component security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in a security is halted on its primary listing market before the market is open. The PHLX Housing Index was set to an initial value of 250 on January 2, 2002. Options commenced trading on the PHLX Housing Index on July 17, 2002. The level of the PHLX Housing Index was split in half on February 1, 2006. The PHLX Housing Index value calculation is described by the following formula:

Aggregate Adjusted Market Value

Divisor

Two versions of the PHLX Housing Index are calculated – a price return index and a total return index. The price return index (NASDAQ: HGX) is ordinarily calculated without regard to cash dividends on index component securities. The total return index (NASDAQ: XHGX) reinvests cash dividends on the ex-date. Both indexes reinvest extraordinary cash distributions. The total return index was synchronized to the value of the price return index at the close on June 30, 2011.

Eligibility. Index eligibility is limited to specific security types only. The security types eligible for the PHLX Oil Index include common stocks, ordinary shares, ADRs, shares of beneficial interest and limited partnership interests. To be eligible for initial inclusion in the PHLX Oil Index, a security must meet the following criteria: (1) a security must be listed on The Nasdaq Stock Market, the New York Stock Exchange, NYSE American, or the Cboe BZX Exchange (collectively, the “Eligible Exchanges”); (2) the security must be classified as Oil Equipment and Services or Offshore Drilling and Other Services at the subsector level according to the Industry Classification Benchmark (ICB), a product of FTSE International Limited; (3) only one class of security per issuer is allowed; (4) the security must have a market capitalization of at least $100 million; (5) the security must have traded at least 1.5 million shares in each of the last six months; (6) the security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.; (7) the security may not be issued by an issuer currently in bankruptcy proceedings; (8) the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible; and (9) the security must have traded for at least 6 months, not including the month of initial listing, on one of the Eligible Exchanges.

To be eligible for continued inclusion in the PHLX Housing Index, a security must meet the following criteria: (1) a security must be listed on the Nasdaq Stock Market, the New York Stock Exchange, or NYSE Amex; (2) the issuer of the security must be classified, as reasonably determined by NASDAQ, as a company whose primary business is in the U.S. housing sector under the ICB; (3) the security must have a market capitalization of at least $60 million; (4) the security may not be issued by an issuer currently in bankruptcy proceedings.

Index Maintenance. Changes in the price and/or Index Shares driven by corporate events such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10%, the change is made as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The Index Shares are derived from the security’s total shares outstanding. The Index Shares are adjusted by the same percentage amount by which the total shares outstanding have changed. In the case of a special cash dividend, there will be an adjustment to the last sale price of an index component prior to market open on the ex-date for the special amount distributed. A special dividend may also be referred to as extra, extraordinary, non-recurring, one-time or unusual. In the case of spin-offs, securities created as the result of spin-off events are automatically eligible for inclusion in the PHLX Housing Index at the time of the spin-off event. The addition or deletion of a security will generally result in a divisor change. All changes are announced in advance and are reflected in the PHLX Housing Index prior to market open on the Index effective date.

Index Rebalancing. The PHLX Housing Index shall employ a modified market capitalization-weighting methodology. At each quarter, the index is rebalanced such that the maximum weight of any index component security will not exceed 15% and no more than 2 securities will be weighted from 8% to 15%. All other securities then in excess of 8% will be capped at 8%. The aggregate amount by which all securities over 15% and 8% is reduced will be redistributed proportionally across the remaining index component securities. After redistribution, if any other index component security then exceeds 8%, the index component security is set to 8% of the PHLX Housing Sector Index and the redistribution is repeated to derive the final weights.

The modified market capitalization-weighted methodology is applied to the capitalization of each index component security, using the last sale price of the security at the close of trading on the first Friday in March, June, September and December. Index Shares are then calculated multiplying the weight of the security by the new market value of the Index and dividing the modified market capitalization for each index component security by its corresponding last sale price. The changes become effective after trading on the third Friday in March, June, September and December.

In this index supplement, unless the context requires otherwise, references to the PHLX Housing Index will include any successor index and references to the index publisher will include any successor to the index publisher.

The securities are not sponsored, endorsed, sold or promoted by The Nasdaq Group, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the PHLX Housing SectorSM Index to track general stock market performance. The PHLX Housing SectorSM Index is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the PHLX Housing SectorSM Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “PHLX Housing SectorSM” and “HGXSM” are registered trademarks or service marks of The NASDAQ Group, Inc. (which with its affiliates is referred to as the “Corporations”). The securities have not been passed on by the Corporations as to their legality or suitability. The securities are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

PHLX Oil Service SectorSM Index

The PHLX Oil Service SectorSM Index (the “PHLX Oil Index”) was developed by the predecessor to Nasdaq PHLX and is calculated, maintained and published by Nasdaq PHLX. The PHLX Oil Index is designed to track the performance of a set of companies involved in the oil services sector.

The PHLX Oil Index is a modified market capitalization index. The value of the PHLX Oil Index equals the aggregate value of the index share weights, also known as the Index Shares (the “Index Shares”), of each of the index component securities multiplied by each such security’s last sale price and divided by the divisor of the PHLX Oil Index. The divisor serves the purpose of scaling such aggregate index value to a lower order of magnitude which is more desirable for reporting purposes. If trading in an index component security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in an index component is halted on its primary listing market before the market is open. The PHLX Oil Index began on December 31, 1996 at a base value of 75.00. The PHLX Oil Index value calculation is described by the following formula:

Aggregate Adjusted Market Value

Divisor

Two versions of the PHLX Oil Index are calculated – a price return index and a total return index. The price return index (NASDAQ: OSX) is ordinarily calculated without regard to cash dividends on the index component securities. The total return index (NASDAQ: XOSX) reinvests cash dividends on the ex-date. Both indexes reinvest extraordinary cash distributions. The total return index was synchronized to the value of the price return index at the close on June 30, 2011.

Eligibility. Index eligibility is limited to specific security types only. The security types eligible for the PHLX Oil Index include common stocks, ordinary shares, ADRs, shares of beneficial interest and limited partnership interests. To be eligible for initial inclusion in the PHLX Oil Index, a security must meet the following criteria: (1) a security must be listed on The

Nasdaq Stock Market, the New York Stock Exchange, NYSE American, or the Cboe BZX Exchange; (2) the security must be classified as Oil Equipment and Services or Offshore Drilling and Other Services at the subsector level according to the Industry Classification Benchmark (ICB), a product of FTSE International Limited; (3) only one class of security per issuer is allowed; (4) the security must have a market capitalization of at least $100 million; (5) the security must have traded at least 1.5 million shares in each of the last six months; (6) the security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.; (7) the security may not be issued by an issuer currently in bankruptcy proceedings; (8) the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible; and (9) the security must have traded for at least 6 months, not including the month of initial listing, on one of the Eligible Exchanges.

Index Maintenance. Changes in the price of an index component security derived by corporate events such as stock dividends, stock splits, certain spin-offs, and rights issuances will be adjusted on the ex-date and the shares shall remain fixed. In the case of a special cash dividend, there will be an adjustment to the last sales price of an index component prior to market open on the ex-date for the special amount distributed. Ordinarily, whenever there is a change in the price of an index component security due to stock dividends, stock splits, spin-offs, rights issuances, or special cash dividends, the divisor is adjusted to ensure that there is no discontinuity in the value of the PHLX Oil Index, which might otherwise be caused by any such change. All changes are made after market-close and are reflected in the PHLX Oil Index the following morning. As of May 2021, securities created as the result of spin-off events are automatically eligible for inclusion in the PHLX Oil Index at the time of the spin-off event, replacing a policy of automatic removal.

The securities are not sponsored, endorsed, sold or promoted by The Nasdaq Group, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the PHLX Oil Service SectorSM Index to track general stock market performance. The PHLX Oil Service SectorSM Index is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the PHLX Oil Service SectorSM Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “PHLX Oil Service SectorSM” and “OSXSM” are registered trademarks or service marks of The NASDAQ Group, Inc. (which with its affiliates is referred to as the “Corporations”). The securities have not been passed on by the Corporations as to their legality or suitability. The securities are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

PHLX Semiconductor SectorSM Index

The PHLX Semiconductor SectorSM Index (the “PHLX Semiconductor Index”), was developed by the predecessor to Nasdaq PHLX and is calculated, maintained and published by Nasdaq PHLX. The PHLX Semiconductor Index is designed to measure the performance of the 30 largest US-listed semiconductor companies.

The PHLX Semiconductor Sector Index is a modified capitalization-weighted index. The PHLX Semiconductor Sector Index employs a two-stage weight adjustment scheme. Index components’ initial weights are determined by dividing each component’s market capitalization by the aggregate market capitalizations of all index components.

Stage 1: Initial index weights are adjusted to meet the following Stage 1 constraint, producing the Stage 1 weights:

•	No Index Security weight may exceed 8%.

Stage 2: Stage 1 weights are adjusted to meet the following Stage 2 constraints, producing the final weights:

•	For Index Securities with the five largest market capitalizations, Stage 1 weights are maintained.

•	For all other Index Securities, no weight may exceed 4%

The final weights meet the following constraints:

•	No Index Security weight may exceed 8% of the index; five may exceed 4%.

If trading in an index component security is halted on its primary listing market, the most recent last sale price is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in a security is halted on its primary listing market before the market is open. The PHLX Semiconductor Index began on December 1, 1993 at a base value of 100.00, as adjusted.

Eligibility. Index eligibility is limited to specific security types only. The security types eligible for the PHLX Semiconductor Index include common stocks, ordinary shares, ADRs, shares of beneficial interest or limited partnership interests.

Initial Security Eligibility Criteria. To be eligible for inclusion in the PHLX Semiconductor Index, a security must meet the following criteria: (1) a security must be listed on the Nasdaq Stock Market, the New York Stock Exchange, or NYSE American, or the CBOE Exchange; (2) the security must be classified as Semiconductors or Production Technology Equipment at the subsector level according to the ICB; (3) only one class of security per issuer is allowed; (4) the security must have a market capitalization of at least $100 million; (5) the security must have traded at least 1.5 million shares in each of the last six months; (6) the security must have listed options on a recognized options market in the U.S. or be eligible for listed-options on a recognized options market in the U.S.; (7) the security may not be issued by an issuer currently in bankruptcy proceedings; (8) the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible; and (9) the issuer of the security must have “seasoned” on a recognized market for at least 3 months, not including the month of initial listing.

Index Maintenance. Changes in the price and/or Index Shares driven by corporate events such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10%, the change is made as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The Index Shares are derived from the security’s total shares outstanding. Intraquarter, the Index Shares are adjusted by the same percentage amount by which the total shares outstanding have changed. In the case of a special cash dividend, a determination is made on an individual basis whether to make a change to the price of an index component security in accordance with its index dividend policy. If it is determined that a change will be made, it will become effective on the ex-date. Ordinarily, whenever there is a change in Index Shares, a change in an index component security, or a change to the price of an index component security due to spin-offs, rights issuance or special cash dividends, the divisor is adjusted to ensure that there is no discontinuity in the value of the PHLX Semiconductor Index which might otherwise be caused by any such change. All changes are announced in advance and are reflected in the PHLX Semiconductor Index prior to market open on the PHLX Semiconductor Index effective date.

Index Rebalancing. The PHLX Semiconductor Index employs a modified market capitalization-weighting methodology. At each quarter, the PHLX Semiconductor Index is rebalanced such that the maximum weight of any index component security does not exceed 8% and no more than 5 securities are at that cap. The excess weight of any capped security is distributed proportionally across the remaining index component securities. If after redistribution, any of the 5 highest ranked index component securities are weighted below 8%, these securities are not capped. Next, any remaining index component securities in excess of 4% are capped at 4% and the excess weight is redistributed proportionally across the remaining index component securities. The process is repeated, if necessary, to derive the final weights.

The modified market capitalization-weighting methodology is applied to the capitalization of each index component security, using the last sale price of the security at the close of trading on the last trading day in February, May, August and November and after applying quarterly changes to the total shares outstanding. Index Shares are then calculated multiplying the weight of the security derived above by the new market value of the PHLX Semiconductor Index and dividing the modified market capitalization for each index component security by its corresponding Last Sale Price. The changes are effective after trading on the third Friday in March, June, September and December.

The securities are not sponsored, endorsed, sold or promoted by The Nasdaq Group, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the PHLX Semiconductor SectorSM Index to track general stock market performance. The PHLX Semiconductor SectorSM Index is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the PHLX Semiconductor SectorSM Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX SEMICONDUCTOR SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX SEMICONDUCTOR SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX SEMICONDUCTOR SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “PHLX Semiconductor SectorSM” and “SOXSM” are registered trademarks or service marks of The Nasdaq Group, Inc. (which with its affiliates is referred to as the “Corporations”). The securities have not been passed on by the Corporations as to their legality or suitability. The securities are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

Russell Indices

All information contained in this index supplement regarding the Russell 1000® Index and the Russell 2000® Index (each, a “Russell Index” and together, the “Russell Indices”) including, without limitation, their make-up, method of calculation and changes in their constituents, has been derived from publicly available information, without independent verification. The Russell Indices are calculated, published and disseminated by FTSE Russell, a subsidiary of the LSE. The Russell Indices are sub-indices of the Russell 3000E™ Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 97% of the U.S. equity market as of September 30, 2023.

Russell 1000® Index

The Russell 1000® Index measures the capitalization-weighted price performance of 1,000 U.S. large-capitalization stocks listed on eligible U.S. exchanges. The companies included in the Russell 1000® Index are the 1,000 largest companies that form the Russell 3000E™ Index. The Russell 1000® Index represents approximately 89% of the U.S. equity market. The Russell 1000® Index is reported by Bloomberg Financial Markets under ticker symbol “RIY.”

Russell 2000® Index

The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. The Russell 2000® Index is reported by Bloomberg Financial Markets under ticker symbol “RTY.”

Selection of Stocks Underlying the Russell Indices. To be eligible for inclusion in the Russell 3000E™ Index and, consequently, a Russell Index, a company must meet the following criteria as of the rank day in May (except that initial public offerings (“IPOs”) are considered for inclusion on a quarterly basis):

•	U.S. Equity Market. The company must be determined to be part of the U.S. equity market, meaning that its home country is the United States. If a company incorporates in, has a stated headquarters location in, and also trades in the same country (ADRs and ADSs are not eligible), the company is assigned to its country of incorporation.

If any of the three criteria do not match, FTSE Russell then defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters and country of the most liquid exchange as defined by two-year average daily dollar trading volume from all exchanges within a country. After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. FTSE Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches any of the HCIs, then the company is assigned to its primary asset location.

If there is not enough information to determine a company’s primary location of assets, FTSE Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. FTSE Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover.

If conclusive country details cannot be derived from assets or revenue, FTSE Russell assigns the company to the country in which its headquarters are located unless the country is a Benefit Driven Incorporation (“BDI”) country. If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands.

•	U.S. Eligible Exchange. The following exchanges and markets are deemed to be eligible U.S. exchanges: the Chicago Board Options Exchange, the New York Stock Exchange, NYSE American, The Nasdaq Stock Market and NYSE Arca. Stocks that are not traded on an eligible U.S. exchange (Bulletin Board, Pink Sheet and over-the-counter securities, including securities for which prices are displayed on the FINRA Alternative Display Facility) are not eligible for inclusion.

•	Minimum Closing Price. A stock must have a close price at or above $1.00 (on its primary exchange), subject to exceptions to reduce turnover.

•	Minimum Total Market Capitalization. Companies with a total market capitalization less than $30 million are not eligible for inclusion.

•	Minimum Free Float. Companies with less than an absolute 5% of their shares available in the marketplace are not eligible for inclusion.

•	Company Structure. Companies structured in the following ways are not eligible for inclusion: royalty trusts, U.S. limited liability companies, closed-end investment companies, business development companies (and other companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC), blank-check companies, special-purpose acquisition companies, limited partnerships, exchange-traded funds and mutual funds.

•	UBTI. Real estate investment trusts and publicly traded partnerships that generate or have historically generated unrelated business taxable income (“UBTI”) and have not taken steps to block UBTI to equity holders are not eligible for inclusion. Information used to confirm UBTI impact includes the following publicly available sources: 10-K, SEC Form S-3, K-1, company annual report, dividend notices or company website.

•	Security Types. The following types of securities are not eligible for inclusion: preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, depositary receipts, installment receipts and trust receipts.

•	Minimum Voting Rights. As of August 2017, more than 5% of a company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) must be in the hands of unrestricted shareholders. Shares referenced as “non-voting” or providing legally minimum rights only will be viewed as having no voting power as it relates to the minimum voting rights review.

•	Multiple Share Classes. If an eligible company trades under multiple share classes, each share class is reviewed independently for eligibility for inclusion. Share classes in addition to the primary share class must meet the following minimum size, liquidity and float requirements to be eligible: (i) total market cap must be larger than $30 million; (ii) average daily dollar trading value must exceed that of the global median; and (iii) more than 5% of shares must be available in the marketplace.

Securities of eligible companies are included in the Russell Indices based on total market capitalization. Total market capitalization is determined by multiplying total outstanding shares by the market price (generally, the last price traded on the primary exchange of the share class with the highest two-year trading volume, subject to exceptions) as of the rank day in May (except that IPOs are considered for inclusion on a quarterly basis). Common stock, non-restricted exchangeable shares and partnership units/membership interests (but not operating partnership units of umbrella partnership REITs) are used to calculate a company’s total market capitalization. If multiple share classes of common stock exist, they are combined to determine total shares outstanding; however, in cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. For merger and spin-off transactions that are effective between rank day in May and the business day immediately before the index lock-down takes effect ahead of the annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is re-evaluated as of the effective date of the corporate action.

The 4,000 securities with the greater total market capitalization become members of the Russell 3000E™ Index. All remaining Russell Indices are sub-indices of the Russell 3000E™ Index. Market capitalization breakpoints for the Russell Indices are determined by the breaks between the rankings of companies (based on descending total market capitalization). Market capitalization breakpoints for the Russell 1000® Index are determined by the break between the companies ranked 1 through 1,000. Market capitalization breakpoints for the Russell 2000® Index are determined by the break between the companies ranked 1,001 through 3,000. New members are assigned on the basis of the breakpoints, and existing members are reviewed to determine if they fall within a cumulative 5% market cap range around these new market capitalization breakpoints. If an existing member’s market cap falls within this cumulative 5% of the market capitalization breakpoint, it will remain in its current Russell Index rather than be moved to a different Russell Index.

After membership is determined, a security’s shares are adjusted to include only those shares available to the public (“free float”). The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks in the Russell Indices are weighted by their available market capitalization. The following types of shares are removed from total market capitalization to arrive at free float or available market capitalization, based on information recorded in SEC corporate filings: officers’ and directors’ holdings, private holdings exceeding 10% of shares outstanding, institutional holdings exceeding 30% of shares outstanding, shares held by publicly listed companies, shares held by an Employee Stock Ownership Plan or a Leveraged Employee Stock Ownership Plan; shares locked up during an IPO; direct government holdings; and indirect government holdings exceeding 10% of shares outstanding.

Annual reconstitution is conducted after the close of business on the fourth Friday in June, and resulting changes taken effect from the open of business on the following Monday. A full calendar for reconstitution is published each spring, with such reconstitution schedule governed by FTSE Russell guidelines.

Corporate Actions Affecting the Russell Indices. FTSE Russell applies corporate actions to the Russell Indices on a daily basis. FTSE Russell applies the following methodology guidelines, among others, when adjusting the applicable Russell Index in response to corporate actions:

•	“No Replacement” Rule. Securities that leave a Russell Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in a Russell Index over a given year will fluctuate according to corporate activity.

•	Statement of Principles and Adjustments for Specific Corporate Events. FTSE Russell has stated as general principles that the treatment of corporate events (a) should reflect how such events are likely to be dealt with in investment portfolios to maintain the portfolio structure in line with the target set out in the index objective and index methodology and (b) should normally be designed to minimize the trading activity required by investors to match the index performance. No assurance can be provided that corporate actions and events will be treated by FTSE Russell in a manner consistent with its statement of general principles.

In addition, FTSE Russell has established guidance for the treatment of corporate actions and events, including, but not limited to, dividends, capital repayments, companies converting to a REIT structure, share buybacks, rights issues, mergers, acquisitions, tender offers, split-offs, spin-offs, bankruptcies, insolvencies, liquidations and trading suspensions. However, because of the complexities involved in some cases, those guidelines are not definitive rules that will determine FTSE Russell’s actions in all circumstances. FTSE Russell reserves the right to determine the most appropriate method of implementation for any corporate event which is not covered by those guidelines or which is of a complex nature.

•	Changes to Shares Outstanding and Free Float. Each Russell Index will be reviewed quarterly for updates to shares outstanding and to free floats used within the calculation of each Russell Index. In March, September and December, shares outstanding and free float will be updated to reflect cumulative share changes greater than 1%, cumulative free float changes greater than 1% for constituents with a free float greater than 5% but less than or equal to 15% and cumulative free float changes greater than 3% for constituents with a free float greater than 15%. In June, the shares and free float updates will be implemented regardless of size. Shares and free float updates can be triggered in some cases by certain events, such as some primary or secondary offerings.

The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell Indices to track general stock market performance or a segment of the same. Publication of the Russell Indices by FTSE Russell in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell Indices is based. The Russell Indices are determined, composed and calculated by FTSE Russell without regard to Morgan Stanley or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty, express or implied, as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell Indices. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Russell 1000® Index,” “Russell 2000® Index” and “Russell 3000E™ Index” are trademarks of FTSE Russell. The securities are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.

Russell Style Indices

All information contained in this index supplement regarding the Russell 1000® Growth Index and the Russell 2000® Growth Index (each, a “Russell Growth Index” and together, the “Russell Growth Indices”) and the Russell 1000® Value Index and the Russell 2000® Value Index (each, a “Russell Value Index” and together, the “Russell Value Indices”) including, without limitation, their make-up, method of calculation and changes in their constituents, has been derived from publicly available information, without independent verification. The Russell Growth Indices and the Russell Value Indices (each, a “Russell Style Index” and collectively, the “Russell Style Indices”) are calculated, published and disseminated by FTSE Russell.

The constituents of each Russell Style Index are members of the Russell 1000® Index or the Russell 2000® Index (each, a “Russell Index” and together, the “Russell Indices”), as applicable. For additional information about the Russell Indices, please see “The Russell Indices” in this index supplement.

Russell 1000® Growth Index

The Russell 1000® Growth Index measures the capitalization-weighted price performance of the component stocks of the Russell 1000® Index that are determined by FTSE Russell to be growth oriented, as indicated by higher price-to-book ratios and higher forecasted and historical growth. The Russell 1000® Index measures the capitalization-weighted price performance of 1,000 large-capitalization stocks (with respect to the Russell 1000® Index, the “Component Stocks”). The Russell 1000® Growth Index is reported by Bloomberg Financial Markets under ticker symbol “RLG.”

Russell 1000® Value Index

The Russell 1000® Value Index measures the capitalization-weighted price performance of the component stocks of the Russell 1000® Index that are determined by FTSE Russell to be value oriented, as indicated by lower price-to-book ratios and lower forecasted and historical growth. The Russell 1000® Value Index is reported by Bloomberg Financial Markets under ticker symbol “RLV.”

Russell 2000® Growth Index

The Russell 2000® Growth Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be growth oriented, as indicated by higher price-to-book ratios and higher forecasted and historical growth. The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 small-capitalization stocks (with respect to the Russell 2000® Index, the “Component Stocks”). The Russell 2000® Growth Index is reported by Bloomberg Financial Markets under ticker symbol “RUO.”

Russell 2000® Value Index

The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value oriented, as indicated by lower price-to-book ratios and lower forecasted and historical growth. The Russell 2000® Value Index is reported by Bloomberg Financial Markets under ticker symbol “RUJ.”

Determining Style. FTSE Russell uses a “non-linear probability” method to assign stocks to a Russell Value Index, an index that measures the capitalization-weighted price performance of the relevant Component Stocks determined by FTSE Russell to be value oriented, as indicated by lower price-to-book ratios and lower forecasted and historical growth, and a Russell Growth Index, an index that measures the capitalization-weighted price performance of the relevant Component Stocks determined by FTSE Russell to be growth oriented, as indicated by higher price-to-book ratios and higher forecasted and historical growth.

FTSE Russell uses three variables in the determination of value and growth. For value, a book-to-price (B/P) ratio is used, while for growth, two variables — I/B/E/S forecast medium-term growth (2-year) and sales per share historical growth (5-year) — are used. The term “probability” is used to indicate the degree of certainty that a stock is value- or growth-based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2-year) and sales per share historical growth (5-year).

First, the relevant Component Stocks are ranked by their respective adjusted book-to-price ratio (B/P), I/B/E/S forecast medium-term growth (2-year) and sales per share historical growth (5-year). These rankings are then converted to standardized units, where the value variable represents 50% of the score and the two growth variables represent the remaining 50%. Next, these units are combined to produce a composite value score (“CVS”).

The relevant Component Stocks are then ranked by their respective CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, a stock with a lower CVS is considered growth, a stock with a higher CVS is considered value and a stock with a CVS in the middle range is considered to have both growth and value characteristics, and is weighted proportionately in the relevant Russell Growth Index and the corresponding Russell Value Index. Stocks are always fully represented by the combination of their growth and value weights (e.g., a stock that is given a 20% weight in a Russell Value Index will have an 80% weight in the corresponding Russell Growth Index). Style index assignment for non-pricing vehicle share classes will be based on that of the pricing vehicle and assigned consistently across all additional share classes.

Stock A, in the figure below, is a security with 20% of its available shares assigned to a Russell Value Index and the remaining 80% assigned to the corresponding Russell Growth Index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in a Russell Growth Index and the corresponding Russell Value Index will always equal its market capitalization in the relevant Russell Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each of the relevant Russell Growth Index and corresponding Russell Value Index. Stocks below the first quartile are 100% in the relevant Russell Growth Index. Stocks above the third quartile are 100% in the relevant Russell Value Index. Stocks falling between the first and third quartile breaks are included in both the relevant Russell Growth Index and the corresponding Russell Value Index to varying degrees, depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The stocks in the remaining 30% have some portion of their market value in either the relevant Russell Value Index or the corresponding Russell Growth Index, depending on their relative distance from the median value score. Note that there is a small position cut-off rule. If a stock’s weight is more than 95% in one Russell Style Index, its weight is increased to 100% in that Russell Style Index.

In an effort to mitigate unnecessary turnover, FTSE Russell implements a banding methodology at the CVS level of the growth and value style algorithm. If a company’s CVS change from the previous year is less than or equal to +/- 0.10 and if the company remains in the relevant Russell Index, then the CVS remains unchanged during the next reconstitution process. Keeping the CVS static for these companies does not mean the probability (growth/value) will remain unchanged in all cases due to the relation of a CVS score to the overall Russell Style Index. However, this banding methodology is intended to reduce turnover caused by smaller, less meaningful movements while continuing to allow the larger, more meaningful changes to occur, signalling a true change in a company’s relation to the market.

In calculating growth and value weights, stocks with missing or negative values for B/P, or missing values for I/B/E/S growth (negative I/B/E/S growth is valid), or missing sales per share historical growth (six years of quarterly numbers are required), are allocated by using the mean value score of the Industry Classification Benchmark subsector, sector, supersector or industry group of the relevant Russell Index into which the company falls. Each missing (or negative B/P) variable is substituted with the subsector, sector, supersector or industry group independently. An industry must have five members or the substitution reverts to the subsector and so forth to the sector. In addition, a weighted value score is calculated for securities with low analyst coverage for I/B/E/S medium-term growth. For securities with coverage by a single analyst, 2/3 of the subsector, sector, supersector or industry group value score is weighted with 1/3 the security’s independent value score.

For those securities with coverage by two analysts, 2/3 of the independent security’s value score is used and only 1/3 of the subsector, sector, supersector or industry group is weighted. For those securities with at least three analysts contributing to the I/B/E/S medium-term growth, 100% of the independent security’s value score is used.

The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell Style Indices to track general stock market performance or a segment of the same. Publication of the Russell Style Indices by FTSE Russell in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell Style Indices is based. The Russell Style Indices are determined, composed and calculated by FTSE Russell without regard to Morgan Stanley or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty, express or implied, as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell Style Indices. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL STYLE INDICES OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL STYLE INDICES OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL STYLE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Russell 1000® Growth Index,” “Russell 1000® Value Index,” “Russell 2000® Growth Index” and “Russell 2000® Value Index” are trademarks of FTSE Russell. The securities are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.

S&P® U.S. Indices

All information contained in this index supplement regarding the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index (each, an “S&P® U.S. Index” and collectively, the “S&P® U.S. Indices”) including, without limitation, their make-up, method of calculation and changes in their constituents, has been derived from publicly available information, without independent verification. Index constituents for each of S&P® U.S. Indices are selected from the S&P® Total Market Index, which measures the performance of the broad U.S. market and includes all eligible U.S. common equities. The measurement date for determining whether all eligibility criteria are met with regard to an S&P® U.S. Index is the open of trading on the day prior to the announcement date. The S&P® U.S. Indices are calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”). S&P® is a joint venture between S&P® Global, Inc. (majority owner) and CME Group Inc. (minority owner), owner of CME Group Index Services LLC.

S&P 500® Index

The S&P 500® Index is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization of USD $14.5 billion or more, which reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The S&P 500® Index does not overlap holdings with the S&P MidCap 400® Index or the S&P SmallCap 600® Index. The S&P 500® Index is reported by Bloomberg Financial Markets under ticker symbol “SPX.”

S&P MidCap 400® Index

The S&P MidCap 400® Index is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets by tracking the stock price movement of 400 companies with mid-sized market capitalizations. Component stocks of the S&P MidCap 400® Index are required to have a total company level market capitalization of between USD $5.2 billion and USD $14.5 billion, which reflects approximately the 85th – 93rd percentile of the S&P® Total Market Index. The S&P MidCap 400® Index measures the relative performance of the 400 constituent stocks as of a particular time as compared to the common stocks of 400 similar companies on the base date of June 28, 1991. The S&P MidCap 400® Index does not overlap holdings with the S&P 500® Index or the S&P SmallCap 600® Index. The S&P MidCap 400® Index is reported by Bloomberg Financial Markets under ticker symbol “MID.”

S&P SmallCap 600® Index

The S&P SmallCap 600® Index is intended to provide a benchmark for performance measurement of the small capitalization segment of the U.S. equity markets by tracking the stock price movement of 600 companies with small market capitalizations. Component stocks of the S&P SmallCap 600® Index are required to have a total company level market capitalization of between USD $850 million and USD $5.2 billion, which reflects approximately the 93rd – 99th percentile of the S&P® Total Market Index. The S&P SmallCap 600® Index measures the relative performance of the 600 constituent stocks as of a particular time as compared to the common stocks of 600 similar companies on the base date of December 31, 1993. The S&P SmallCap 600® Index does not overlap holdings with the S&P 500® Index or the S&P MidCap 400® Index. The S&P MidCap 400® Index is reported by Bloomberg Financial Markets under ticker symbol “SML.”

Composition of the S&P® U.S. Indices.

Domicile. Only common stocks of U.S. companies are eligible for inclusion in the S&P® U.S. Indices. For the purposes of determining eligibility for inclusion, a U.S. company has the following characteristics:

•	satisfies periodic reporting obligations imposed by the U.S. Securities Exchange Act by filing forms for domestic issuers;

•	the U.S. portion of fixed assets and revenues should constitute a plurality of the total but need not exceed 50%. When these factors are in conflict, fixed assets determine plurality. Revenue determines plurality when there is incomplete asset information. Geographic information for revenue and fixed asset allocations are determined by the company as reported in its annual filings. If this criteria is not met or is ambiguous, S&P® may still deem a company to be a U.S. company for index eligibility purposes if its primary listing, headquarters and incorporation are all in the United States and/or “a domicile of convenience” (Bermuda, Channel Islands, Gibraltar, islands in the Caribbean, Isle of Man, Luxembourg, Liberia or Panama); and

•	the primary listing must be on an eligible U.S. exchange as described under “—Exchange Listing” below.

Exchange Listing. In order to be eligible for inclusion in the S&P® U.S. Indices, a company must have a primary listing on one of the following exchanges:

•	NYSE

•	NYSE Arca

•	NYSE American

•	Nasdaq Global Select Market

•	Nasdaq Select Market

•	Nasdaq Capital Market

•	Cboe BZX

•	Cboe BYX

•	Cboe EDGA

•	Cboe EDGX

The OTC Bulletin Board and the Pink Sheets are both considered ineligible exchanges.

Organizational Structure and Share Type. Eligible organizational structures and share types are corporations (including equity and mortgage REITs) and common stock (i.e., shares). Ineligible organizational structures and share types include, but are not limited to, business development companies, limited partnerships, master limited partnerships, limited liability companies, closed-end funds, exchange-traded funds, exchange-traded notes, royalty trusts, SPACs, tracking stocks, preferred stock, convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts.

As of April 17, 2023, all companies with multiple share class structures are considered eligible candidates for inclusion in the S&P® U.S. Indices.

Market Capitalization. S&P® uses minimum market capitalization guidelines to determine whether a company can be a constituent of a specific S&P® U.S. Index. The current minimum market capitalization guidelines are designed to capture the three-month average cumulative total company level market capitalization of the S&P® Total Market Index universe at approximately the following cumulative percentiles:

•	S&P 500® Index: 85th percentile

•	S&P® MidCap 400 Index: 85th – 93rd percentile

•	S&P® SmallCap 600 Index: 93rd – 99th percentile

The ranges above are reviewed at the beginning of each calendar quarter and updated as necessary to reflect current market conditions. Companies that pass the total company level market capitalization criteria must also have a security level float-adjusted market capitalization that is at least 50% of the relevant S&P® U.S. Index’s total company level minimum market capitalization threshold.

Liquidity. S&P® uses a float-adjusted liquidity ratio (an “FALR”) to measure liquidity. A company’s FALR can be defined as the annual dollar value traded divided by the float-adjusted market capitalization. Using composite pricing and consolidated volume (excluding dark pools), annual dollar value traded is defined as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date. This is reduced to the available trading period for initial public offerings (“IPOs”), spin-offs or public companies considered to be U.S. domiciled for index purposes by S&P® (see “—Domicile” above) that do not have 365 calendar days of trading history on a U.S. exchange. In such cases, the dollar value traded available as of the evaluation date is annualized. The price, shares outstanding and investable weight factor (“IWF”) as of the evaluation date are used to calculate the float-adjusted market capitalization. The evaluation date is the open of trading on the day prior to the announcement date. The relevant stock must trade at least 250,000 shares in each of the six months leading up to the evaluation date, and the FALR must be greater than or equal to 0.75 at the time of addition to the relevant S&P® U.S. Index. Current constituents of any S&P® U.S. Index are not subject to a minimum requirement.

Financial Viability. The sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (“GAAP”) earnings (net income excluding discontinued operations) should be positive, as should also be the case for the most recent quarter. For equity REITs, financial viability is based on GAAP earnings and/or funds from operations, if reported.

Treatment of IPOs. IPOs should be traded on an eligible exchange for at least 12 months before being considered for addition to an S&P® U.S. Index. For former SPACs, S&P® considers the de-SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de-SPAC event are required before a former SPAC can be considered eligible for inclusion in an S&P® U.S. Index. Spin-offs or in-specie distributions from existing constituents are not required to have 12 months of prior trading in order to be included in an S&P® U.S. Index.

Deletions. A company will be deleted from an S&P® U.S. Index if it is involved in a merger, acquisition or significant restructuring such that it no longer meets the eligibility criteria. A company that is delisted as a result of a merger, acquisition or other corporate action will be removed at the time of announcement by S&P®, typically at the close of the last day of trading or expiration of a tender offer. If a stock is moved to the pink sheets or the bulletin board, the stock will be removed from the relevant S&P® U.S. Index. A company that substantially violates one or more of the eligibility criteria for the S&P® U.S. Indices may be deleted from the relevant S&P® U.S. Index at the discretion of S&P®. Any company that is removed from an S&P® U.S. Index must wait at least one year from its removal date before being screened for subsequent addition to an S&P® U.S. Index.

Companies that migrate from an ineligible exchange, emerge from bankruptcy, are newly designated to be U.S. domiciled for index purposes by S&P® (see “—Domicile” above) or convert from an ineligible share or organizational type to an eligible type do not need to trade on an eligible U.S. exchange for 12 months before being considered for addition to an S&P® U.S. Index. As of December 7, 2020, a current constituent of any S&P® U.S. Index may be migrated to another S&P®

U.S. Index as long as the constituent meets the total company level market capitalization eligibility criteria for the S&P® U.S. Index to which it is being migrated. Such migrations do not need to meet the financial viability, liquidity or 50% of the respective S&P® U.S. Index’s total company level minimum market capitalization threshold criteria. Companies that are spun-off from current S&P® U.S. Index constituents do not need to meet the outside addition criteria, but they should be considered U.S. domiciled for index purposes by S&P® (see “—Domicile” above).

Calculation of the S&P® U.S. Indices. The S&P® U.S. Indices are float-adjusted market capitalization-weighted indices. The daily calculation of an S&P® U.S. Index is computed by dividing the total float-adjusted market capitalization of that S&P® U.S. Index’s component stocks by that S&P® U.S. Index’s Divisor. The total float-adjusted market capitalization of an S&P® U.S. Index’s component stocks is the sum of (i) the price of each component stock multiplied by (ii) the number of shares used in the index calculation.

Float Adjustment. The S&P® U.S. Indices are float-adjusted. Under float adjustment, the share counts use in the calculation of an index reflect only those shares available to investors rather than a company’s total outstanding shares. Float adjustment excludes shares that are held by publicly-traded companies, government entities at all levels (other than government retirement/pension funds) and long-term strategic shareholders. Generally, these long-term strategic shareholders, or “control holders,” include:

•	officers and directors and related individuals whose holdings are publicly disclosed;

•	private equity, venture capital and special equity firms;

•	asset managers and insurance companies with direct board of director representation;

•	company-sponsored employee share plans/trusts, defined contribution plans/savings and investment plans;

•	foundations or family trusts associated with the company;

•	sovereign wealth funds; and

•	any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings.

Restricted shares are generally not included in TSO except for shares held as part of a lock-up agreement. Holdings by “block owners,” such as depositary banks, pension funds (including government pension and retirement funds), mutual funds, ETF providers, investment funds and asset managers that do not have direct board of director representation, investment funds of insurance companies and independent foundations not associated with the company are ordinarily considered to be part of public float. Shares that are not considered outstanding, such as treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights, are generally not part of public float.

For each component stock of an S&P® U.S. Index, an IWF is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as total shares outstanding less shares held by control holders. An IWF of at least 0.10 is required for S&P® U.S. Index constituents.

Divisor. By itself, the Divisor for an S&P® U.S. Index is an arbitrary number. However, in the context of the calculation of a specific S&P® U.S. Index, the relevant Divisor the only link to the original base period value of such S&P® U.S. Index. The Divisor keeps the relevant S&P® U.S. Index comparable over time and is the manipulation point for all adjustments to the relevant S&P® U.S. Index.

Maintenance of the S&P® U.S. Indices. Changes to the composition of an S&P® U.S. Index are made on an ad-hoc basis. There is no scheduled reconstitution. Instead, changes in response to corporate actions and market developments can be made at any time. Additions and deletions to an S&P® U.S. Index will be announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P® Dow Jones’s index committee (the “Index Committee”).

Quarterly Update. Share counts are updated to the latest publicly available filings on a quarterly basis. IWF changes are only made at the quarterly review if such change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule, regardless of whether there is an associated share change.

Share/IWF Reference Date and Freeze Period. A reference date, after the market close five weeks prior to the third Friday in March, June, September and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period that occurs each quarter to account for any changes that result from the accelerated implementation rule. The freeze period begins after market close on the Tuesday prior to the second Friday of each rebalancing month (i.e., March, June, September and December) and ends after market close on the third Friday of the rebalancing month.

Pro-forma files for float-adjusted market capitalization indices are generally released after market close on the first Friday of each rebalancing month, two weeks prior to the rebalancing effective date. For example, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the associated share/IWF freeze period will begin after the close of trading on Tuesday, March 9, and will end after the close of trading the following Friday, March 19 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events such as merger activity, stock splits and rights offerings. The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period, all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the Index Committee’s discretion.

The table below summarizes different types of S&P® U.S. Index maintenance adjustments and indicates whether or not a corporate action would require an index divisor adjustment:

Type of Corporate Action	Comment	Divisor Adjustment Required?
Company Addition/Deletion

Addition

Companies are added at the capped float market capitalization weight.

Deletion

The weights of all stocks in the relevant S&P® U.S. Index proportionally change, but relative weights of the stocks stay the same.

Yes
Change in Shares Outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the relevant S&P® U.S. Index.	Yes
Stock Split/Reverse Split	Shares outstanding and stock price are both adjusted by split ratio.	No
Spin-off	Generally, if a spun-off company is ineligible for inclusion in the relevant S&P® U.S. Index, it is removed after the ex-date. The weight of the spun-off unit is reinvested across all of the remaining index components proportionally such that the relative weights of all index components are unchanged.	Yes
Spin-off	However, if a spun-off company is added to the relevant S&P® U.S. Index, it is added on the ex-date at a price of zero and remains in that S&P® U.S. Index for at least one trading day.	No
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the relevant S&P® U.S. Index.	Yes
Ordinary Dividends	The relevant S&P® U.S. Index does not make any adjustments to the price or shares of the stock of the company that pays the ordinary dividend. Ordinary dividends are reinvested across the relevant S&P® U.S. Index and accounted for in the Total Return	No

index calculation.
Special Dividends	The stock price is adjusted by the amount of the special dividend.	Yes
Rights Offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio.	Yes

Governance of the S&P® U.S. Indices. The S&P® U.S. Indices are maintained by an Index Committee that meets on a monthly basis. All committee members are full-time professional members of S&P® Dow Jones Indices’ staff. At each meeting, the Index Committee reviews pending corporate actions that may affect constituents of the S&P® U.S. Indices, statistics comparing the composition of the S&P® U.S. Indices to the market, candidates for addition to an S&P® U.S. Index and any significant market events. The Index Committee reserves the right to make exceptions when applying the methodology if the need arises. The Index Committee may, from time to time, in its sole discretion, add companies to, or delete companies from, an S&P® U.S. Index in order to achieve the stated objectives of such S&P® U.S. Index.

The S&P® U.S. Indices described herein are products of S&P® or its affiliates (“SPDJI”), and have been licensed for use by Morgan Stanley.  Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”).  Any securities issued by Morgan Stanley or MSFL are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, Standard & Poor’s Financial Services LLC, any of their respective affiliates (collectively, “S&P® Dow Jones Indices”).  S&P® Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in securities issued by Morgan Stanley affiliates particularly or the ability of the relevant index to track general market performance.  S&P® Dow Jones Indices’ only relationship to Morgan Stanley with respect to the indices is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P® Dow Jones Indices and/or its licensors.  The indices are determined, composed and calculated by S&P® Dow Jones Indices without regard to Morgan Stanley or the securities.  S&P® Dow Jones Indices has no obligation to take the needs of Morgan Stanley or the owners of securities into consideration in determining, composing or calculating the indices.  S&P® Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of securities or the timing of the issuance or sale of securities or in the determination or calculation of the equation by which securities are to be converted into cash, surrendered or redeemed, as the case may be.  S&P® Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of securities. There is no assurance that investment products based on the indices will accurately track index performance or provide positive investment returns.  S&P® Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security within an index is not a recommendation by S&P® Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P® DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P® DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P® DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P® DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P® DOW JONES INDICES AND MORGAN STANLEY, OTHER THAN THE LICENSORS OF S&P® DOW JONES INDICES.

S&P® Select Sector Indices

Each Select Sector Index is calculated using the same methodology utilized by S&P® in calculating the S&P 500® Index, using a base-weighted aggregate methodology. See “—S&P 500® Index” above. The daily calculation of each Select Sector

Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

Component Stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P® for additions and deletions from the S&P 500® Index insofar as practicable.

Communication Services Select Sector Index

The Communication Services Select Sector Index, which is one of the eleven Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the communication services sector of the S&P 500® Index. As of May 31, 2023, the Communication Services Select Sector Index included 24 component stocks, generally including companies that facilitate communication through various mediums, such as telecom, media & entertainment and interactive gaming production.

Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index, which is one of the eleven Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer discretionary sector of the S&P 500® Index. As of May 31, 2023, the Consumer Discretionary Select Sector Index included 53 component stocks in industries such as media; retail; hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; auto components; distributors; multiline retail; specialty retail; and diversified consumer services.

Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index, which is one of the eleven Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer staples sector of the S&P 500® Index. As of May 31, 2023, the Consumer Staples Select Sector Index included 37 component stocks in industries such as food & staples retailing; food products; beverages; tobacco; household products; and personal products.

Energy Select Sector Index

The Energy Select Sector Index, which is one of the eleven Select Sector sub-indices of the S&P 500® Index, is intended to track the movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy products. As of May 31, 2023, the Energy Select Sector Index included 23 component stocks in industries such as energy equipment and services; and oil, gas & consumable fuels. The Energy Select Sector Index was established with a value of 250.00 on June 30, 1998.

Financial Select Sector Index

The Financial Select Sector Index, which is one of the eleven Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. As of May 31, 2023, the Financial Select Sector Index included 72 component stocks in industries such as banks; thrifts and mortgage finance; diversified financial services; consumer finance; capital markets; mortgage REITs; and insurance.

Health Care Select Sector Index

The Healthcare Select Sector Index, which is one of the eleven Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the healthcare sector of the S&P 500® Index. As of May 31, 2023, the Health Care Select Sector Index included 65 component stocks in industries such as health care equipment and supplies; health care providers and services; health care technology; biotechnology; pharmaceuticals; biotechnology; and life sciences tools and services.

Industrials Select Sector Index

The Select Sector Industrials Index, which is one of eleven Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index. As of July 30, 2020, the Industrial Select Sector Index included 76 component stocks in industries such as aerospace and defense, building products, construction and engineering, electrical equipment, industrial conglomerates, machinery, trading companies and distributors, commercial services and supplies, professional services, air freight & logistics, airlines, road & rail and transportation infrastructure.

Materials Select Sector Index

The Select Sector Materials Index, which is one of eleven Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index. As of July 30, 2020, the Materials Select Sector Index included 29 component stocks in industries such as chemicals, construction materials, containers and packaging, metals and mining, and paper and forest products.

Real Estate Select Sector Index

The Select Sector Real Estate Index, which is one of eleven Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index. As of July 30, 2020, the Real Estate Select Sector Index included 30 component stocks in industries such as real estate management and development and REITs, excluding mortgage REITs.

Technology Select Sector Index

The Select Sector Technology Index, which is one of eleven Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index. As of May 31, 2023, the Technology Select Sector Index included 64 component stocks in industries such as technology hardware, storage and peripherals; software; diversified telecommunication services; communications equipment; semiconductor and semiconductor equipment; internet software and services; IT services; wireless telecommunication services; and electronic equipment and instruments.

Utilities Select Sector Index

The Select Sector Utilities Index, which is one of eleven Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index. As of May 31, 2023, the Utilities Select Sector Index included 30 component stocks in industries such as electric utilities; multi-utilities; independent power and renewable energy producers; water utilities; and gas utilities.

The stocks included in each Select Sector Index, including the Consumer Staples Select Sector Index, the Communication Services Select Sector Index, the Consumer Discretionary Select Sector Index, the Energy Select Sector Index, the Financial Select Sector Index, the Healthcare Select Sector Index, the Industrial Select Sector Index, the Materials Select Sector Index, the Real Estate Select Sector Index, the Technology Select Sector Index, and the Utilities Select Sector Index are classified based on the Global Industry Classification Standard (“GICS®”). GICS® was designed to classify a company according to its principal business activity. To make this determination, S&P® and MSCI, Inc. (“MSCI”) jointly assign a company to a single GICS® sub-industry according to the definition of its principal business activity as determined by S&P® and MSCI. The constituency of each Select Sector Index is defined as follows:

Select Sector Index	GICS® Sector Classification
Communication Services Select Sector Index	Communication Services
Consumer Discretionary Select Sector Index	Consumer Discretionary
Consumer Staples Select Sector Index	Consumer Staples
Energy Select Sector Index	Energy
Financial Select Sector Index	Financials
Health Care Select Sector Index	Health Care
Industrials Select Sector Index	Industrials

Materials Select Sector Index	Materials
Real Estate Select Sector Index	Real Estate
Technology Select Sector Index	Information Technology
Utilities Select Sector Index	Utilities

Each stock in the S&P 500® Index is allocated to only one Select Sector Index, and the eleven Select Sector Indices (listed above) together comprise all of the companies in the S&P 500® Index.

Each Select Sector Index was developed and is maintained in accordance with the following criteria:

•	Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the S&P 500® Index.

•	The eleven Select Sector Indices together will include all of the companies represented in the S&P 500® Index and each of the stocks in the S&P 500® Index will be allocated to one and only one of the Select Sector Indices.

•	Each Select Sector Index is capped market capitalization weighted. The eleven Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September and December in accordance with the following procedures:

o	The rebalancing reference date is the second Friday of March, June, September and December.

o	With prices reflected on the rebalancing reference date, adjusted for any applicable corporate actions, and membership, shares outstanding and IWFs as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications are made as defined below.

o	If any company has a float-adjusted market capitalization weight greater than 24%, the company’s float-adjusted market capitalization weight is capped at 23%, which allows for a 2% buffer. This buffer is meant to ensure that no company exceeds 25% as of the quarter-end diversification requirement date.

o	All excess weight is proportionally redistributed to all uncapped companies within the relevant Select Sector Index.

o	After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

o	The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

▪	If this rule is breached, all companies are ranked in descending order by float-adjusted market capitalization weight. The first company that causes the 50% limit to be breached has its weight reduced to 4.5%. This excess weight is proportionally redistributed to all companies with weights below 4.5%. This is repeated iteratively until the sum of the companies with weighted greater than 4.8% is less than or equal to 50% of the total index weight.

o	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

o	If, on the second to last business day of March, June, September or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September or December, and membership, shares outstanding and IWFs as of the rebalancing effective date.

If a company in a Select Sector Index is represented by multiple share classes, maximum weight capping is based on company float-adjusted market capitalization, with the weight of multiple-class companies allocated proportionally to each share class based on its float-adjusted market capitalization as of the rebalancing reference date. If no capping is required, both share classes remain in the Select Sector Index at their float-adjusted market capitalization.

Regional Banks Select Industry Index

The Regional Banks Select Industries Index (“Regional Banks Index”) is one of twenty-one S&P® Select Industry Indices, which are sub-indices of the S&P 500® Index and is a modified equal weighted index. The index comprises stocks in the S&P® Total Market Index that are classified in the Global Industry Classification Standard (“GICS®”) regional banks sub-industry. The Regional Banks Index is rebalanced quarterly in March, June, September and December. The index is calculated in real time and has a launch date of September 9, 2011. As of June 30, 2023, the Regional Banks Index had 139 constituents.

Methodology. S&P® Select Industry Indices measure the performance of stocks comprising specific GICS® sub-industries or groups of sub-industries. Membership in the S&P® Select Industry Indices is based on a company’s GICS® classification, as well as liquidity and market capitalization requirements. To qualify for membership in the S&P® Select Industry Indices, stocks must satisfy several eligibility criteria at each quarterly rebalancing, including but not limited to: (i) membership in the S&P® Total Market Index; (ii) classification as a primary sub-industry stock (primary stock) for its respective index as outlined in the S&P® Select Industry Membership Classification table; (iii) meet one of the following float-adjusted market capitalization (FMC) and float-adjusted liquidity ratio (FALR) requirements:

•	Be a current constituent, have an FMC greater than or equal to USD 300 million, and have an FALR greater than or equal to 50%.

•	Have an FMC greater than or equal to USD 500 million and an FALR greater than or equal to 90%.

•	Have an FMC greater than or equal to USD 400 million and an FALR greater than or equal to 150%.

Index Maintenance. Index rebalancings occur after closing on the third Friday of the quarter ending month. A stock is deleted from an S&P® Select Industry Index if dropped from the S&P® TMI. If a deletion causes the number of stocks in the relevant index to fall below 22, each stock deletion is accompanied with a corresponding stock addition. In the case of mergers involving two index constituents, the merged entity remains in the index provided it satisfies the eligibility criteria. If the merged entity qualifies for index inclusion, the stock deemed the target is dropped, the index shares for the acquirer will remain unchanged, and the weightings of the remaining constituents adjust proportionally. The indices follow the corporate actions treatment for equal weighted indices. In the event of a spin-off, both the parent and spin-off company generally remain in the index until the subsequent rebalancing. If the spin-off company is dropped from S&P® Total Market Index, the weight of the spun-off company is added back to the parent stock’s weight after at least one day of trading.

Index Governance. An S&P® Dow Jones Indices Index Committee maintains the indices. All committee members are full-time professional members of S&P® Dow Jones Indices’ staff. The committee meets regularly. At each meeting, the Index Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, companies that are being considered as candidates for addition to an index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

S&P® 100 Index

The S&P® 100 Index is a subset of the S&P 500® Index and is designed to measure the performance of large-cap companies in the U.S. The S&P® 100 Index comprises 100 leading U.S. stocks with exchange-listed options. Constituents of the S&P® 100 Index are selected for sector balance. The S&P® 100 Index measures the relative performance of the 100 constituent stocks as of a particular time as compared to the common stocks of 100 similar companies on the base date of December 29, 2000. Only companies included in the S&P 500® Index are eligible for inclusion in the S&P®100 Index. The S&P® 100 Index is calculated following S&P®’s market capitalization-weighted, divisor-based index methodology. For more information on the S&P 500® Index, see “—S&P 500® Index” above. The S&P®100 Index is reported by Bloomberg Financial Markets under ticker symbol “OEX.”

S&P 500® Growth Index

The S&P 500® Growth Index is a subset of the S&P 500® Index, is published by S&P® and is a float adjusted market capitalization weighted index comprised of stocks representing approximately half the market capitalization of the S&P 500®

Index that have been identified as being on the “growth” end of the growth-value spectrum. S&P® is a joint venture between S&P® Global, Inc. (majority owner) and CME Group Inc. (minority owner), owner of CME Group Index Services LLC.

Methodology. The S&P® 500 Growth Index is one of the S&P® Style Indices. The S&P® Style Indices methodology was developed to measure growth and value along two separate dimensions, with three factors each, used to measure growth and value, while reflecting the fact that some companies exhibit neither strong growth nor value attributes.

S&P® measures growth and value of each of the companies included in the S&P 500® Index across three growth factors and three value factors. The growth factors include three-year change in net earnings per share over price per share, three year sales per share growth rate and momentum (12-month percent price change). The value factors include book value to price ratio, earnings to price ratio and sales to price ratio. After standardizing the factor scores, each company is assigned a growth score and a value score by averaging its individual growth and value factor scores, respectively. All 500 companies are then ranked twice, once by growth and once by value. These companies are sorted in ascending order of the ratio of each company’s growth rank divided by its value rank. Companies in the top 33% of this list as measured by weight in the S&P 500® Index have all of their market capitalization assigned to the S&P® 500 Growth Index. Companies in the bottom 33% of this list as measured by weight in the S&P 500® Index have all of their market capitalization assigned to the S&P® 500 Value Index. Companies in the middle 34% of this list have their market capitalization distributed between the growth and value style indices according to the deviation of their growth and value score from the average score in each of the two groups. This methodology results in some companies being members of both the growth and value indices, but because the market capitalization of these companies is split between the two indices, the summed total capitalization of the growth and value indices equals the total capitalization of the parent index, the S&P 500® Index. Growth scores and value scores are reviewed and indices are rebalanced once a year on the third Friday of December. The S&P® 500 Growth Index is calculated following S&P®’s market capitalization-weighted, divisor-based index methodology. For more information on the S&P 500® Index, see “—S&P 500® Index” above.

S&P 500® Value Index

The S&P 500® Value Index is a subset of the S&P 500® Index, is published by S&P® and is a float adjusted market capitalization weighted index comprised of stocks representing approximately half the market capitalization of the S&P 500® Index that have been identified as being on the “value” end of the growth-value spectrum. S&P® is a joint venture between S&P® Global, Inc. (majority owner) and CME Group Inc. (minority owner), owner of CME Group Index Services LLC.

Methodology. The S&P® 500 Value Index is one of the S&P® Style Indices. The S&P® Style Indices methodology was developed to measure growth and value characteristics based on six different growth and value factors, while reflecting the fact that some companies exhibit neither strong growth nor value attributes.

S&P® measures growth and value of each of the companies included in the S&P 500® Index across three growth factors and three value factors. The growth factors include three-year change in earnings per share over price per share, three year sales per share growth rate and momentum (12-month percent price change). The value factors include book value to price ratio, earnings to price ratio and sales to price ratio. After standardizing the factor scores, each company is assigned a growth score and a value score by averaging its individual growth and value factor scores, respectively. All 500 companies are then ranked twice, once by growth and once by value. These companies are sorted in ascending order of the ratio of each company’s growth rank divided by its value rank. Companies in the top 33% of this list as measured by weight in the S&P 500® Index have all of their market capitalization assigned to the S&P® 500 Growth Index. Companies in the bottom 33% of this list as measured by weight in the S&P 500® Index have all of their market capitalization assigned to the S&P® 500 Value Index. Companies in the middle 34% of this list have their market capitalization distributed between the growth and value style indices according to the deviation of their growth and value score from the average score in each of the two groups. This methodology results in some companies being members of both the growth and value indices, but because the market capitalization of these companies is split between the two indices, the summed total capitalization of the growth and value indices equals the total capitalization of the parent index, the S&P 500® Index. Growth scores and value scores are reviewed and indices are rebalanced once a year on the third Friday of December. The S&P® 500 Value Index is calculated following S&P®’s market capitalization-weighted, divisor-based index methodology. For more information on the S&P 500® Index, see “—S&P 500® Index” above.

S&P®/ASX 200 Index

The S&P®/ASX 200 Index is Australia’s large capitalization tradable equity index and Australia’s institutional benchmark. The S&P®/ASX 200 Index was introduced in April 2000 and is maintained by the S&P® Australian Index

Committee (the “ASX Committee”), a team of representatives from both S&P® and the Australian Securities Exchange. S&P® is a joint venture between S&P® Global, Inc. (majority owner) and CME Group Inc. (minority owner), owner of CME Group Index Services LLC, the former owner of the S&P®/ASX 200 Index. The S&P®/ASX 200 Index is reported by Bloomberg Financial Markets under ticker symbol “AS51.”

Composition and Maintenance. The S&P®/ASX 200 Index is composed of the 200 largest and most liquid index-eligible stocks listed on the ASX by float-adjusted market capitalization. The index essentially covers large-cap and mid-cap stocks evaluated for liquidity and size.

The S&P®/ASX 200 Index is a float-adjusted index. Under float adjustment, the share counts used in calculating the S&P®/ASX 200 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies, government agencies or certain types of strategic shareholders.

The S&P®/ASX 200 Index weights companies according to the Global Industry Classification Standard (GICS®), which creates uniform ground rules for replicable, custom tailored, industry focused portfolios. It also enables meaningful comparisons of sectors and industries across regions. Sector indices are available for the S&P®/ASX 200 Index. The S&P®/ASX 200 Index constituents are rebalanced quarterly to ensure adequate market capitalization and liquidity. Both market capitalization and liquidity are assessed using the previous six months’ worth of data. Shares and IWFs updates are also applied regularly. Quarterly review changes take effect after the market close on the third Friday of March, June, September and December. The Index Committee may change the date of a given rebalancing for reasons including market holidays occurring on the scheduled rebalancing date. Any such change will be announced with proper advance notice where possible.

Only stocks listed on the Australian Securities Exchange (“ASX”) are considered for inclusion in the S&P®/ASX 200 Index. Stocks are assessed based on the stock price history (last six months), latest available shares on issue and the IWF. The IWF is a variable that is primarily used to determine the available float of a security for ASX listed securities. Only stocks that are actively and regularly traded are considered for inclusion in the S&P®/ASX 200 Index. A stock’s liquidity is measured relative to its size peers. There must be relative liquidity of at least 50% for a stock to warrant inclusion in the S&P®/ASX 200 Index.

Index Calculation. The S&P®/ASX 200 Index is calculated using a base-weighted aggregate methodology so that the level of the S&P®/ASX 200 Index reflects the total market value of all the component stocks relative to a particular base period. The total market value of a company is determined by multiplying the price of its stock by the number of shares available after float (IWF) adjustment. An indexed number is used to represent the result of this calculation in order to make the value easier to work with and track over time.

GICS® is a trademark of S&P®.

S&P® BRIC 40 Index

Launched by S&P® on June 20, 2006, the S&P® BRIC 40 Index (the “S&P® BRIC 40 Index”) is intended to provide exposure to 40 leading companies from the emerging markets of Brazil, India and China (the “BRIC markets”) through liquid stocks trading on developed market exchanges: the SEHK, the LSE, the Nasdaq and the NYSE. There is no minimum number of stocks from the respective three countries that have to be included. The S&P® BRIC 40 Index uses a particular selection procedure for its component stocks, and a modified market capitalization weighting scheme, both discussed in further detail below. S&P® is a joint venture between S&P® Global, Inc. (majority owner) and CME Group Inc. (minority owner), owner of CME Group Index Services LLC, the former owner of the S&P® BRIC 40 Index. The S&P® BRIC 40 Index is reported by Bloomberg Financial Markets under ticker symbol “SBR.”

All constituent companies must first be constituents of the S&P®/IFCI index series for one of the three countries. The S&P®/IFCI indices are designed to measure the type of returns foreign portfolio investors might receive from investing in emerging market stocks that are legally and practically available to them. Constituents for the S&P®/IFCI series are chosen based on size, liquidity and their legal and practical availability to foreign institutional investors. The S&P®/IFCI indices are calculated on a daily basis for each country.

The process of selecting the 40 companies is as follows. All constituents of the S&P®/IFCI country indices for Brazil, India and China constitute the initial selection universe. All companies that do not have a developed market listing are removed from the list. Companies with a float-adjusted market capitalization of less than USD 1 billion (USD 750 million for current constituents) and/or an average three-month daily trading volume of less than USD 5 million (USD 4 million for current constituents) are removed. In addition, if a company has multiple share classes, the share class with the lower liquidity is removed. The remaining stocks are sorted in decreasing order of their float-adjusted market capitalization, and the top forty become index members.

The S&P® BRIC 40 Index is rebalanced once a year after the close of the third Friday of December. The reference date for additions and deletions is the third Friday of November. No companies are added between rebalancings, but a company can be deleted during that time due to corporate events such as mergers, acquisitions, takeovers or de-listings. In addition, a mid-year review is carried out to ensure the index’s representation is current and up to date. A semi-annual rebalancing will occur after the market close of the third Friday in June only if three of the 30 largest stocks from the eligible universe are not in the index at the mid-year review.

An Index Committee (the “S&P® BRIC 40 Index Committee”) maintains the S&P® BRIC 40 Index, meeting regularly. The committee members are full-time professionals of S&P®’s staff. At each meeting, the S&P® BRIC 40 Index Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, and any significant market events. In addition, the S&P® BRIC 40 Index Committee can revise index policy covering rules for selecting companies, share counts, the liquidity and market cap thresholds or other matters.

The S&P® BRIC 40 Index is calculated in U.S. dollars and Euros. Local market prices are converted using the Reuters/WM London closing. The pricing of individual index constituents is taken from their listing in the developed market exchange in which it trades. If a stock trades on more than one developed market exchange, the listing from the market with the most liquidity is taken.

As of September 29, 2023, 70.9% of the S&P® BRIC 40 Index weight was made up by Chinese stocks, 17.8% by Indian stocks and 11.3% by Brazilian stocks. As of the same date, the largest sectors of the S&P® BRIC 40 Index were consumer discretionary (composing 30.3% of index weight), financials (composing 29.4% of index weight), communication services (composing 17.4% of index weight), information technology (composing 6.9% of index weight), energy (composing 4.6% of index weight), materials (composing 3.9% of index weight), health care (composing 3.3% of index weight), real estate (composing 1.7% of index weight), and consumer staples (composing 1.7% of index weight).

Once the constituent companies are identified, S&P® utilizes a modified market capitalization weighing procedure to determine the composition of the S&P® BRIC 40 Index. In short, at rebalancing, the starting weight of each stock is proportional to its available market capitalization, which accounts for available float and investment restrictions for foreign investors. Modifications are made, if required, to ensure that no stock has a weight of more than 10% in the index. In addition, changes are made to ensure that the minimum initial portfolio size for 1-day trade (based on recent trading volume) will be at least USD 600 million.

The index is calculated by means of the divisor methodology used in all S&P®’s equity indices. The index value is simply the index market value divided by the index divisor:

To calculate a modified market cap weighted index, the Index Market Value for each stock used in the calculation of the index is redefined so that each index constituent has the appropriate user-defined weight in the index at each rebalancing date.

In order to maintain basket series continuity, it is also necessary to adjust the divisor at the rebalancing.

(Index Value) before rebalancing = (Index Value) after rebalancing	(3)

Therefore,

(Divisor) after rebalancing = (Index Value) after rebalancing / (Index Market Value) before rebalancing (4)

The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor Adjustment is required.

Type of Corporate Action	Comment	Divisor Adjustment Required?
Company Addition	Companies are not added to the S&P® BRIC 40 Index between rebalancings.	No
Company Deletion	Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the index will cause the weights of the rest of the stocks in the index to change. Relative weights will stay the same.	Yes
Change in Shares Outstanding	Such changes are offset by an adjustment factor.	No
Stock Split/Reverse Split	Shares outstanding and stock price are both adjusted by split ratio.	No
Spin-off	Generally, if a spun-off company is ineligible for inclusion in the S&P® BRIC 40 Index, it is removed after the ex-date. The weight of the spun-off unit is reinvested across all of the remaining index components proportionally such that the relative weights of all index components are unchanged.	Yes
Spin-off	However, if a spun-off company is added to the S&P® BRIC 40 Index, it is added on the ex-date at a price of zero and remains in the S&P® BRIC 40 Index, with the same attributes and capping adjustment factor as its parent company, for at least one trading day.	No
Change in IWF	Such changes are offset by an adjustment factor.	No
Ordinary Dividends	The S&P® BRIC 40 Index does not make any adjustments to the price or shares of the stock of the company that pays the ordinary dividend. Ordinary dividends are reinvested across the S&P® BRIC 40 Index and accounted for in the Total Return index calculation.	No
Special Dividends	The stock price is adjusted by the amount of the special dividend.	Yes
Rights Offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The change in price and shares is offset by an adjustment factor.	No

S&P® Global Infrastructure Index

The S&P® Global Infrastructure Index, which is calculated, maintained and published by S&P®, consists of 75 component stocks of the largest publicly listed infrastructure companies from both developed and emerging markets, selected to provide liquid exposure to the leading publicly listed companies in the global infrastructure industry. The S&P® Global Infrastructure Index uses a particular selection procedure for its component stocks, and a modified market capitalization weighting scheme, both discussed in further detail below. S&P® is a joint venture between S&P® Global, Inc. (majority owner) and CME Group Inc. (minority owner), owner of CME Group Index Services LLC, the former owner of the S&P® Global Infrastructure Index.

Eligibility Criteria. The principal universe from which the S&P® Global Infrastructure Index is drawn is the S&P® Global Broad Market Index (BMI). The BMI comprises all investable, index eligible countries in the world that meet minimum size and liquidity requirements. As of September 29, 2023, there were 14,949 BMI members representing 25 developed and 24 emerging markets.

Infrastructure clusters, based on the GICS®, are used to determine whether a stock is eligible to be chosen for the S&P® Global Infrastructure Index, and are as follows:

GICS®	Description	Infrastructure Cluster
10102040	Oil & Gas Storage & Transportation	Energy
20305010	Airport Services (Excludes companies whose primary source of revenue is Food & Beverages or Merchandise Sales)	Transportation
20305020	Highways & Railtracks
20305030	Marine Ports & Services (Excludes companies whose primary source of revenue is logistics)
55101010	Electric Utilities	Utilities
55102010	Gas Utilities
55103010	Multi Utilities
55104040	Water Utilities
55105010	Independent Power Producers & Energy Traders (Only companies considered to be Independent Power Producers are eligible. The index excludes Gas & Power Marketing & Trading Specialist and/or integrated Energy Merchants)
55105020	Renewable Electricity

Companies belonging to the above GICS® sub-industries become the universe for the S&P® Global Infrastructure Index. The universe is then narrowed down to an investable set of stocks based on the following criteria:

•	Market Capitalization. Stocks must have a total market capitalization above a Market Capitalization Threshold as of the reference date of each year. The Market Capitalization Threshold is currently USD 250 million for developed market listings.

•	Liquidity. Stocks must have three-month average daily trading value above a Liquidity Threshold as of the reference date of each year. The Liquidity Threshold is currently USD 500,000 for both developed and emerging markets.

•	Domicile and Location of Trading. The stocks must be trading on a developed market exchange.

Stocks meeting these criteria form the Investable Universe.

Index Construction. The S&P® Global Infrastructure Index methodology employs a modified market capitalization-weighting scheme, using the divisor methodology used in all S&P® equity indices. There are two steps in the creation of the index. The first is the selection of the 75 companies; the second is the weighting of the index constituents.

The selection of the S&P® Global Infrastructure Index constituents starts by classifying all stocks in the Investable Universe as being in one of the three clusters: Energy, Transportation or Utilities. Then, 15 emerging market stocks are chosen based on the highest float-adjusted market capitalization of the parent company, with no more than 10 chosen for any one cluster. The remaining 60 stocks are the 60 largest developed market stocks, based on float-adjusted market capitalization. The developed market stocks are chosen such that there total 30 transportation, 30 utilities and 15 energy infrastructure companies in the index.

In the event of fewer than 75 qualifying stocks that meet the distribution criteria above, the Index Committee may allow lower float-adjusted market capitalization emerging market stocks to be included until the count reaches 75.

Constituent Weightings. The S&P® Global Infrastructure Index follows a modified capitalization-weighted scheme that reduces single stock concentration and balances exposure across the clusters. More specifically, a constituent’s weight is based on a combination of its market capitalization and cluster weight, and then such weight is gradually reduced to a maximum of 5%. At rebalancing, the Utilities and Transportation Infrastructure Clusters have a weight of 40% each and the Energy Infrastructure cluster has a weight of 20%. No single stock has a weight of more than 5%.

Index Calculations. The index is calculated by means of the divisor methodology used in all S&P®’s equity indices. The index value is simply the index market value divided by the index divisor:

Index Value = Index Market Value / Index Divisor (1)

To calculate a modified market cap weighted index, the Index Market Value for each stock used in the calculation of the index is redefined so that each index constituent has the appropriate user-defined weight in the index at each rebalancing date.

In order to maintain basket series continuity, it is also necessary to adjust the divisor at the rebalancing.

(Index Value) before rebalancing = (Index Value) after rebalancing (2)

Therefore,

(Divisor) after rebalancing = (Index Value) after rebalancing / (Index Market Value) before rebalancing (3)

Index Maintenance. Throughout the year, the market capitalization of the S&P® Global Infrastructure Index constituent stocks varies. In order to maintain the maximum weight of 5% per constituent, the S&P® Global Infrastructure Index must be rebalanced. Rebalancing occurs semi-annually after the closing of the last trading dates of March and September of each year when membership and initial constituent weights are set. There are no intra-year index additions, and intra-year deletions occur only because of delistings. Also at that time, the maximum weight applicable to the stocks may be changed depending upon market circumstances.

In order to obtain basket series continuity, it is also necessary to adjust the divisor at the rebalancing. The table below summaries the types of S&P® Global Infrastructure Index maintenance adjustments and indicates whether or not an S&P® Global Infrastructure Index Divisor adjustment is required:

Type of Corporate Action	Comment	Divisor Adjustment Required?
Company Addition	Companies are not added to the S&P® Global Infrastructure Index between rebalancings.	No
Company Deletion	Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the index will cause the weights of the rest of the stocks in the index to change. Relative weights will stay the same.	Yes
Change in Shares Outstanding	Such changes are offset by an adjustment factor.	No
Stock Split/Reverse Split	Shares outstanding and stock price are both adjusted by split ratio.	No
Spin-off	All spun-off companies are added to and remain in the S&P® Global Infrastructure Index until the subsequent rebalancing.	No
Change in IWF	Such changes are offset by an adjustment factor.	No
Ordinary Dividends	The S&P® Global Infrastructure Index does not make any adjustments to the price or shares of the stock of the company that pays the ordinary dividend. Ordinary dividends are reinvested across the S&P® Global Infrastructure Index and accounted for in the Total Return index calculation.	No
Special Dividends	The stock price is adjusted by the amount of the special dividend.	Yes

Rights Offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The change in price and shares is offset by an adjustment factor.	No

S&P® Latin America 40 Index

The S&P® Latin America 40 Index (the “Latin America Index”) is intended to be a measure of the Latin American economy. The index constituents are leading, large, liquid, blue-chip companies from the Latin American markets, capturing 70% of their total market capitalization. The Latin America Index is drawn from five major Latin American emerging markets – Brazil, Chile, Colombia, Mexico and Peru. Prices for the Latin America Index are collected in local currencies and index values are released in U.S. dollars. The Latin America Index was developed by S&P® Dow Jones Indices LLC (“S&P®”) and is calculated, maintained and published by S&P®. The Latin America Index is maintained by an index committee (the S&P® Index Committee). S&P® is a joint venture between S&P® Global, Inc. (majority owner) and CME Group Inc. (minority owner), owner of CME Group Index Services LLC, the former owner of the Latin America Index.

The Latin America Index includes the stocks that are among the largest in terms of market capitalization from companies located in Brazil, Chile, Colombia, Mexico and Peru (the “Component Stocks”). A stock’s domicile is determined based on criteria that include headquarters of the company, registration, listing of the stock, place of operations, and residence of the senior officers. A stock’s weight in the Latin America Index is determined by the float-adjusted market capital of the stock. An IWF is applied to each constituent’s share count used for index calculation. Each company’s IWF is adjusted for holdings by governments, corporations, strategic partners and other private individuals.

All common and preferred shares (of an equity and not a fixed income nature) are eligible for inclusion in the Latin America Index. Convertible stock, bonds, warrants, rights and preferred stock that provide a guaranteed fixed return are not eligible.

An index addition generally is made only if a vacancy is created by an index deletion. Index additions are made according to market size and liquidity, with a view to preserving regional, country, and sector representation in the index. An initial public offering (IPO) is added to the index only when an appropriate vacancy occurs and is subject to proven liquidity for at least six months. An exception may be made for extraordinary large global offerings where expected trading volume justifies inclusion.

Deletions can occur due to acquisitions, mergers and spin offs or due to bankruptcies or suspension. The latter is removed from the index at the best available price in the market. In some cases, stocks will be removed at $0.01 in recognition of constraints faced by investors in trading bankrupt or suspended stocks. Imposition of restrictive foreign investments in the sector or country within any of the countries will be handled expeditiously to allow investors to exit the sector or country in the least unfavorable manner.

The daily calculation of the Latin America Index is computed by dividing the total Market Value of the Component Stocks by a number called the “Index Divisor.” The “Market Value” of any Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the Latin America Index, it is the only link to the original base value of the Latin America Index. The Index Divisor keeps the Latin America Index comparable over time and is the manipulation point for all adjustments to the Latin America Index (“Index Maintenance”). Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

All share changes of 5% and over are done at the effective date, or as soon as reliable information is available. Changes of less than 5% are applied on the third Friday of March, June, September and December. Similarly, changes reflecting float adjustment are applied if they cause a capitalization change of 5% or over. Changes of less than this are applied at the annual review in September.

Changes in the Latin America Index value reflect changes in the total market capitalization of the Latin America Index that are caused by price movements in the market. They do not reflect changes in the market capitalization of the index, or of the individual stocks, that are caused by corporate actions such as dividend payments, stock splits, distributions to shareholders, mergers or acquisitions.

To prevent the value of the Latin America Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the Latin America Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the value of the Latin America Index remains constant. This helps maintain the value of the Latin America Index as an accurate barometer of stock market performance and ensures that the movement of the Latin America Index does not reflect the corporate actions of individual companies in the Latin America Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the Latin America Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the Latin America Index and do not require Index Divisor adjustments.

The table below summarizes different types of S&P® Latin America 40 Index maintenance adjustments and indicates whether or not a corporate action would require an index divisor adjustment:

Type of Corporate Action	Comment	Divisor Adjustment Required?
Company Addition/Deletion

Addition

Companies are added at the capped float market capitalization weight.

Deletion

The weights of all stocks in the S&P® Latin America 40 Index proportionally change, but relative weights of the stocks stay the same.

Yes
Change in Shares Outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the S&P® Latin America 40 Index.	Yes
Stock Split/Reverse Split	Shares outstanding and stock price are both adjusted by split ratio.	No
Spin-off	Generally, if a spun-off company is ineligible for inclusion in the S&P® Latin America 40 Index, it is removed after the ex-date. The weight of the spun-off unit is reinvested across all of the remaining index components proportionally such that the relative weights of all index components are unchanged.	Yes
Spin-off	However, if a spun-off company is added to the S&P® Latin America 40 Index, it is added on the ex-date at a price of zero and remains in the S&P® Latin America 40 Index for at least one trading day.	No
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the S&P® Latin America 40 Index.	Yes
Ordinary Dividends	The S&P® Latin America 40 Index does not make any adjustments to the price or shares of the stock of the company that pays the ordinary dividend. Ordinary dividends are reinvested across the S&P® Latin America 40 Index and accounted for in the Total Return index calculation.	No
Special Dividends	The stock price is adjusted by the amount of the special dividend.	Yes
Rights Offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio.	Yes

Stock splits and stock dividends do not affect the Index Divisor of the Latin America Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P® so that there is no change in the Market Value of the Component Stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are implemented after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are made on the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the Latin America Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

Swiss Market Index®

The Swiss Market Index®, which we refer to as the SMI®, was introduced on June 30, 1988 with a baseline value of 1,500 points at that date. The SMI® is a free float adjusted market capitalization-weighted price return index of the Swiss blue-chip equity market. The SMI® is reported by Bloomberg Financial Markets under ticker symbol “SMI.”

Index Composition and Maintenance. The SMI® is comprised of the 20 largest, most highly capitalized and liquid equities of the Swiss Performance Index® (“SPI®”) traded on the SIX Swiss Exchange. The SMI® represents more than 75% of the free float market capitalization of the Swiss equity market.

The SMI® is composed of the 20 highest ranked securities of the SPI®, where the ranking of each security is determined by a combination of the following criteria:

•	average free float market capitalization over the last 12 months (compared to the capitalization of the entire SPI®); and

•	accumulated order book turnover over the last 12 months (compared to the total turnover of the SPI®).

When the ranking is calculated, both criteria listed above are given a weighting of 50% and yield the weighted market share. The composition of the SMI® is reviewed annually, on the third Friday of September. The securities of the SPI® that are ranked 1 to 18 in accordance with the criteria above in June of the same year are selected directly in the SMI®. A security is excluded from the SMI® if it ranked 23 or lower in the selection list. In order to reduce fluctuations in the SMI®, a buffer is applied for securities ranked 19 to 22. Of the candidates ranked 19 to 22, candidates already included in the SMI® are given selection priority. New components are added from the buffer are selected until 20 components have been reached.

Instruments that have a primary listing on more than one stock exchange and generate less than 50% of their total turnover at SIX Swiss Exchange must fulfill additional liquidity criteria in order to be selected for inclusion in the SMI®. During the annual review, all SMI® components are ranked in descending order based on their cumulative order book turnover in the past 12 months, as compared to the total turnover of the SPI® index universe. Only turnover from exchanges where the instrument has a primary listing is considered for the purposes of this ranking. An instrument with more than one primary listing must rank among the first 18 components on the order book turnover list in order to be selectable for the SMI®. An instrument with more than one primary listing that is already a component of the SMI® will be excluded from the SMI® if it is ranked in position 23 or lower on this order book turnover list.

Free Float Factor, Capped Weightings and Intra-Quarter Breaches. A free float factor, which is a relative factor multiplied by the number of shares of an SMI® component, is applied to each SMI® component to ensure that only shares available for trading are included in the calculation of the SMI®. The number of shares and the free float factor are adjusted on four ordinary adjustment dates a year: after the close of trading on the third Friday in March, June, September and December. The free float factor is calculated only for shares with voting rights. This means that large positions in a security that reach or exceed the threshold of 5% and are held in fixed ownership are subtracted from the total market capitalization. The following positions in a security are deemed to be held in fixed ownership:

•	Shareholding that has been acquired by one person or a group of persons who are subject to a shareholder or lockup agreement.

•	Shareholding that has been acquired by one person or a group of persons who, according to publicly known facts, have a long-term interest in a company.

As exceptions to the above criteria, the following positions in a security are deemed free floating:

•	Administrators

•	Trustees

•	Investment fund companies

•	Pension funds

•	Investment companies

The SIX Swiss Exchange classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned.

The weight of index components with a free float market capitalization of more than 18% of the total market capitalization is reduced to that value at each quarterly index review. The difference of the capped weight is distributed proportionally across the other SMI® components. The components are also capped to 18% between two ordinary index reviews as soon as any two SMI® components exceed a weight of 20% each. If such an intra-quarter breach is observed at the close of trading, a new calculation of the cap factors is executed immediately and communicated to the market in order to ensure that the maximum weight per constituent is capped at 18%. This capping factor becomes effective after the close of trading on the following trading day.

If an issuer has more than one equity instrument, the issuer may be represented in the index with more than one instrument. In such a case, the issuer’s free float market capitalization is cumulated for the calculation of capping factors. Cumulated capped index weighting that exceeds 18% is capped accordingly. The cumulated, capped index weighting is allocated again to the individual shares according to the proportion of their free float market capitalization.

Index Calculation. The SMI® is calculated according to the Laspeyres formula using a weighted arithmetic mean of a defined selection of securities. The calculation of the SMI® can be represented by the following formula:

SMI® =	Free Float Market Capitalization of the SMI®
Divisor

Where, the “Free Float Market Capitalization of the SMI®” is equal to the sum of the products, for each SMI® component, of the last-paid price, number of shares, free float factor, capping factor and, if applicable, the current Swiss franc exchange rate as of the time the SMI® is being calculated, and the Divisor is a technical number used to calculate the SMI®. The Divisor is adjusted daily and kept constant within a day. In the event of a corporate action, the new Divisor is calculated on the evening of the day before the corporate event takes effect.

In calculating the SMI®, the last available price is taken into account. If no price has been paid on the day of calculation, the previous day’s price is used. Only the prices achieved via the electronic order book of the SIX Swiss Exchange are used.

The trading hours for Swiss equities, participation certificates and bonus certificates are determined by the SIX Swiss Exchange. Since the opening phase usually causes strong price fluctuations, the SMI® is first calculated two minutes after the start of on order book trading. This index level is called the “open.” A closing auction takes place ten minutes before close of trading. At the close of trading, the final closing prices used in calculating the closing level of the SMI® are established.

The securities are not in any way sponsored, endorsed, sold or promoted by SIX Swiss Exchange and SIX Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI® and/or the figures at which the SMI® stands at any particular time on any particular day or otherwise. The SMI® is compiled and calculated solely by SIX Swiss Exchange. However, SIX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI® and SIX Swiss Exchange shall not be under any obligation to advise any person of any error therein.

SMI® is a registered trademark of SIX Swiss Exchange.

Tokyo Stock Price Index

The Tokyo Stock Price Index (the “TOPIX® Index”) is calculated by JPX Market Innovation & Research, Inc. (“JPXI”). Publication of the TOPIX® Index began on July 1, 1969 with a base index value of 100 as of January 4, 1968; the base index value was reset to 1,000 on April 1, 1998. The TOPIX® Index is computed and published every second via the Market Information System, and is reported to securities companies, news media, and other institutions across Japan. The TOPIX® Index is reported by Bloomberg Financial Markets under ticker symbol “TPX.”

On April 4, 2022, JPXI began revisions to the TOPIX® Index in conjunction with the restructuring of the TSE into three new market segments: the Prime Market, the Standard Market and the Growth Market. Prior to April 4, 2022, the component stocks of the TOPIX® Index consisted of all domestic common stocks listed on the First Section of the TSE. Japanese stocks admitted to the TSE were previously assigned to one of the First Section, the Second Section or the Mothers. Stocks listed on the First Section were typically limited to larger, longer-established and more actively traded issues, stocks listed on the Second Section were typically limited to mid-sized companies and stocks listed on the Mothers were typically limited to high-growth start-up companies. Stocks that were components of the TOPIX® Index as of April 1, 2022 remain as its components after the market restructuring, regardless of their new market segment. However, component stocks with tradeable share market capitalization of under JPY 10 billion on the base date of June 30, 2021 are designated as “phased weighting reduction constituents,” and their weighting will be gradually reduced in ten stages on the last business day of each quarter beginning in October 2022 and ending in January 2025. Subject to a re-evaluation after the fourth stage, they will be removed from the TOPIX® Index on the last business day of January 2025.

During the transition period, additions to the component stocks can occur (1) through the initial listing of a company on or transfer to the Prime Market, with such changes taking effect on the last business day of the month after such initial listing; (2) through the initial listing of a new company resulting from a corporate consolidation that results in an index constituent being delisted, with such changes taking effect on the new listing date; or (3) through the delisting of an index constituent due to a merger with a surviving stock that is not an index constituent, with such changes taking effect on the delisting date. In addition, a company removed from the Index due to its designation as a “Securities on Alert” that has that designation canceled as of the last business day of August 2023 can be added if it meets tradeable share market capitalization and annual traded value ratio requirements, with such changes taking effect on the last business day of October 2023.

Deletions of constituents can occur due to (1) de-listing, resulting from a corporate consolidation, when the surviving company re-lists with the TSE, with such changes taking effect on the initial listing date of the new company (normally two business days after the delisting date); (2) de-listing of a company for reasons other than those stated above, with such changes taking effect on the de-listing date; or (3) designation of stocks to be de-listed, with such changes taking effect four business days after such designation. Any component stock designated as a “Security on Alert” as of April 4, 2022 was removed from the TOPIX® Index as of the last business day of April 2022.

Rules for addition of component stocks after January 31, 2025 will be determined following the transition period.

The TOPIX® Index is calculated using market capitalization weighting, with the market price of each component stock multiplied by the number of shares listed, as adjusted by multiplying by a free float weight (“FFW”) that incorporates both a liquidity factor (to take into account only the listed shares deemed to be available for trading in the market) and a transition factor (in the case of a component stock identified for phased weighting reduction as described above). The upper weighting limit for any one component stock is 10%. JPXI amended its free float weight calculation methodology as of April 4, 2022, with changes to any component’s FFW phased in over three months.

The TOPIX® Index is not expressed in Japanese yen, but is presented in terms of points (as a decimal figure) rounded to the nearest one-hundredth. The TOPIX® Index is calculated by multiplying 100 by the figure obtained by dividing the current free float-adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of free float-adjusted common shares listed on the TSE at the same instance) (as adjusted by multiplying the FFW) (the “TOPIX® Current Market Value”) by the base market value (i.e., the TOPIX® Current Market Value on the base date) (the “TOPIX® Base Market Value”).

The calculation of the TOPIX® Index can be represented by the following formula:

TOPIX® Index	=	TOPIX® Current Market Value	×	100
TOPIX® Base Market Value

The number of free float-adjusted shares at the time of the index calculation is the number of common shares listed on the TSE multiplied by the free float weight. The free float weight is the percentage of listed shares deemed to be available for trading in the market and is calculated by JPXI for each listed company for purposes of index calculation. The free float weight is determined by estimating the number of non-free float shares on the basis of published materials such as securities reports. In determining the free float weight, JPXI deems the following shares as non-free float shares: shares held by the top 10 major shareholders (subject to certain exceptions), treasury stocks (including certain cross-shareholdings), shares held by board members of the relevant company, equity securities held for investment purposes other than pure investment and other shares JPXI deems not available for trading in the market. The free float weight is equal to 1 minus the number of non-free float shares divided by the number of listed shares. In the case of some companies with low liquidity, JPXI may adjust the relevant free float weight downwards by applying a “liquidity factor.”

The free float weight assigned to each listed company is reviewed annually, with timings that vary according to the earnings release date of each such listed company. Free float weights may also be subject to extraordinary review at JPXI’s discretion in the case of certain corporate actions (e.g., allocation of new shares, conversion of preferred shares or exercise of subscription warrants, spin-offs, mergers, stock swaps, take-overs) and for other reasons the JPXI believes appropriate.

In order to maintain continuity, the TOPIX® Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX® Index. Such factors include, without limitation: new listings; delistings; new share issues either through public offerings or through rights offerings to shareholders (limited to cases where the allotted subscription warrant securities are listed); and issuance of shares as a consequence of exercise of convertible bonds or warrants.

The formula for the adjustment is as follows:

Adjusted Market Value on Adjustment Date	=	(Adjusted Market Value on Adjustment Date ± Adjustment Amount)
TOPIX® Base Market Value before adjustment		TOPIX® Base Market Value after adjustment

Where, Adjustment Amount is equal to the changes in the number of shares included in the calculation of the index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

New TOPIX® Base Market Value	=	Old TOPIX® Base Market Value × (Adjusted Market Value on Adjustment Date ± Adjustment Amount)
Adjusted Market Value on Adjustment Date

The TOPIX® Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the TOPIX® Current Market Value or any stock underlying the TOPIX® Index, the TOPIX® Base Market Value is adjusted in such a way that the new value of the TOPIX® Index will equal the level of the TOPIX® Index immediately prior to such change.

No adjustment is made to the TOPIX® Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market capitalization or market value.

(i)   The TOPIX® Index Value and the TOPIX® Trademarks are subject to the intellectual property rights owned by JPXI and JPXIS owns all rights relating to the TOPIX® Index, such as calculation, publication and use of the TOPIX® Index Value and relating to the TOPIX® Trademarks.

(ii)   JPXI shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX® Index Value or to change the TOPIX® Trademarks or cease the use thereof.

(iii)   JPXI makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX® Index Value and the TOPIX® Trademarks or as to the figure at which the TOPIX® Index Value stands on any particular day.

(iv)   JPXI gives no assurance regarding accuracy or completeness of the TOPIX® Index Value and data contained therein. Further, JPXI shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX® Index Value.

(v)   The securities are in no way sponsored, endorsed or promoted by JPXI.

(vi)   JPXI shall not bear any obligation to give an explanation of the securities or any advice on investments to any purchaser of the securities or to the public.

(vii) JPXI neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the securities, for calculation of the TOPIX® Index Value.

(viii) Including but not limited to the foregoing, JPXI shall not be responsible for any damage resulting from the issue and sale of the securities.

“TOPIX®” and “TOPIX® Index” are trademarks of JPXI. The securities have not been passed on by JPXI as to their legality or suitability. The securities are not issued, endorsed, sold or promoted by JPXI. JPXI MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE SECURITIES.

WilderHill Clean Energy Index

The WilderHill Clean Energy Index (the “Clean Energy Index”) is a modified equal dollar weighted index comprised of publicly traded companies in the clean energy sector: specifically, businesses that stand to benefit substantially from a societal transition toward use of cleaner energy and conservation. Stocks and sector weightings within the Clean Energy Index are based on their significance for clean energy, technological influence and relevance to preventing pollution. The Clean Energy Index is rebalanced quarterly. The Clean Energy Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading December 30, 2002. The Clean Energy Index was created by and is a trademark of Wildershares, LLC, the index provider.

Index Construction.

(1)	The Clean Energy Index uses modified equal dollar weighting. No single stock may exceed 4% of the total index weight at the quarterly rebalancing.

(2)	For a stock to be included in the selection universe, a company must be identified as one which has a significant exposure to clean energy, or contribute to the advancement of clean energy or be important to the development of clean energy.

•	Companies in the Clean Energy Index generally (i) help prevent pollutants such as carbon dioxide, nitrous oxide, sulfur oxide or particulates–avoiding carbon or contaminants that harm oceans, land, air or ecosystems structure, (ii) work to further renewable energy efforts and do so in ecologically and economically sensible ways and (iii) incorporate precautionary principles into their pollution prevention and clean energy efforts.

•	Companies composing the Clean Energy Index generally will not have their most significant interests in the highest-carbon fuels: oil or coal.

•	Large companies with interests outside clean energy may be included if they are significant to this sector.

(3)	Market capitalization for the majority of the stocks constituting the Clean Energy Index is $200 million and above. To account for notable but smaller companies sometimes significant to the clean energy field, a minority of the stocks constituting the Clean Energy Index may have market capitalizations between $50 million and $200 million.

(4)	Stocks in the Clean Energy Index must:

•	have three-month average market capitalization of at least $50 million;

•	have a three-month average closing price above $1.00;

•	be listed on a major U.S. exchange such as the New York Stock Exchange, NYSE MKT or The Nasdaq Stock Market and, if a foreign company, have their American Depository Receipts listed on one of these exchanges;

•	reach minimum average daily liquidity requirements for sufficient trade volume.

Calculation Methodology. The Index is calculated using a modified equal dollar weighting methodology. Component securities and weights are determined by their respective sector (as set out below) and size. Each sector is assigned an aggregate weight within the Clean Energy Index. Component companies with less than $200 million in total market capitalization are set to one-half of a percent (0.5%). The remaining components in each sector are equally weighted by using the sector weightings minus the sum of the weights of those companies with less than $200 million in market capitalization. Sector weightings were initially determined by the index provider and are reviewed each quarter in conjunction with the scheduled quarterly review of the Clean Energy Index. The component’s weighting cannot exceed four percent (4%) of the Clean Energy Index at the time of each quarterly rebalancing.

Stock Universe. Companies selected generally include those focusing on technologies for greener, renewable energy. The Clean Energy Index includes companies that contribute to advancement of clean energy, including those developing and selling energy technologies and energy management services designed to address efficiency and environmental challenges as well as changes in fossil fuel resource abundance. Trends affecting adoption of clean energy technologies include (but are not limited to) conventional air pollution, carbon dioxide and other greenhouse gas pollution leading to global warming, and risks to centralized grid or other energy infrastructure.

There is a strong bias in favor of pure play companies focused on technologies in (i) renewable energy including solar, and wind power; (ii) improving energy efficiency; (iii) advanced energy storage; (iv) cleaner fuels and biofuels; or (v) innovative power delivery, materials, energy conversion including fuel cells and related industries. Companies in emerging clean energy fields, such as hydroelectric, geothermal, wave, tidal, and others, will be considered with respect to carbon content, impact upon marine and terrestrial biodiversity, and the degree to which they advance or reflect the clean energy sector.

The Clean Energy Index is currently comprised of companies focused on the following sectors:

Renewable Energy Supplies – Harvesting. These are the producers of energy that is renewably-made, or manufacturers relevant to green energy such as the makers of turbines and rotors used for wind power, makers of solar photovoltaic panels and makers of biofuels derived from renewable vegetable crops.

Power Delivery and Conservation. Of importance in clean energy systems are the electronics needed to smooth power outputs, convert Direct Current to Alternating Current and match power loads to output, including inverters, equipment for power conditioning and equipment for the transport, power management of hybrid, hydrogen and fuel cell vehicles. Companies promoting products with energy efficiency and conservation in this sector, including various end-use improvements such as appliance makers designing energy-efficient goods, or products curtailing need for power.

Cleaner Fuels. In the future, hydrogen may become an ‘energy carrier’ by moving power made one place to where it is needed. However, there are numerous daunting technical challenges, including the lack of a hydrogen infrastructure and very high cost. Hydrogen and fuel cells are only in early technical development, not widely commercialized for energy systems, and are still far more costly than fossil fuels.

Energy Storage. This wide-ranging category includes hydrogen storage by compression, hydrides or other means. Most renewable power is not ‘firm’ (meaning not always on, such as solar power that works only by day or wind power just at windy times), and accordingly companies that seek to join renewable power with energy storage systems are considered for including in the Clean Energy Index.

Energy Conversion. These are devices that convert an assortment of power, or fuels, or other inputs such as unmodulated electricity, gasoline/diesel, etc. into more desired electrical power/force, lighting, etc. wherever needed. For instance, fuel cells are electrochemical devices that can directly convert a fuel like hydrogen plus air, to desired electricity. They are more efficient and cleaner than the combustion engines that burn fossil fuels.

Greener Utilities. These are utilities in the United States that are explicitly emphasizing cleaner methods of making electric power, including wind, hydro, solar, tidal, and geothermal and others, and these companies are considered for inclusion in the Clean Energy Index.

WisdomTree Japan Hedged Equity Index

The WisdomTree Japan Hedged Equity Index (the “WTIDJH Index”) is a stock index calculated, published and disseminated by WisdomTree Investments, Inc. (“WTI”), and is designed to provide exposure to a segment of the Japanese equity markets while at the same time attempting to mitigate exposure to fluctuations of the Japanese yen relative to the U.S. dollar. The WTIDJH Index consists of dividend-paying companies incorporated in Japan and traded on the Tokyo Stock Exchange that derive less than 80% of their revenue from sources in Japan. By excluding companies that derive 80% or more of their revenue from Japan, the WTIDJH Index is concentrated on dividend-paying companies with a more significant non-Japan revenue base. The companies included in the WTIDJH Index typically have greater exposure to the value of global currencies and, in many cases, their business prospects historically have improved when the value of the Japanese yen has declined and have weakened when the value of the Japanese yen has increased. The WTIDJH Index is a currency hedged version of the WisdomTree Japan Dividend Index (the “WJD Index”), and the selection and weighting methodology for the WTIDJH Index is identical to the selection and weighting methodology used for the WJD Index.

Selection Criteria. To be eligible for inclusion in the WTIDJH Index, component companies must meet the following eligibility requirements established by WTI: (i) payment of at least $5 million in cash dividends on common shares in the annual cycle prior to the annual rebalance of the WTIDJH Index; (ii) market capitalization of at least $100 million as of the rebalance of the WTIDJH Index; (iii) median daily dollar volume of at least $100,000 for the three months preceding the rebalance of the WTIDJH Index; and (iv) trading of at least 250,000 shares per month for each of the six months preceding the rebalance of the WTIDJH Index. To be deleted from the Index, companies must derive more than 82% of their revenue from Japan. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.

Companies are weighted in the WTIDJH Index based on annual cash dividends paid. At the time of the annual rebalance of the WTIDJH Index, the maximum weight of any single security in the WTIDJH Index is capped at 5% and the maximum weight of any one sector in the WTIDJH Index is capped at 25%. In response to market conditions, security and sector weights may fluctuate above the specified cap between annual rebalance of the WTIDJH Index dates. WTI, as index provider, currently uses old Standard & Poor’s Global Industry Classification Standards, i.e. real estate and financials are aggregated into one sector, to define companies in each sector. The following sectors represent the top industry groups included in the WTIDJH Index as of July 2023: Capital Goods, Automobiles & Components, Materials, Banks, Pharmaceuticals Biotechnology & Life Sciences, Technology Hardware & Equipment, Insurance, Semiconductors & Semiconductor Equipment, Food Beverage & Tobacco, among others. Sectors are subject to change by WTI without notice.

Index Calculation. The WTIDJH Index is a currency hedged version of the WJD Index. The index values of the WJD Index are calculated by aggregating the sum of the product of number of stocks in the WTIDJH Index for a component company, the price of such stock and the cross rate of the Japanese yen against the U.S. dollar. This value is then adjusted by a divisor. By adjusting the divisor, the index value retains its continuity before and after changes in the market capitalization of the share underlying index due to changes in composition, weighting or corporate actions.

The WJD Index is calculated every weekday on an end-of-day basis. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent computations of the WJD Index until trading resumes. If trading is suspended before the opening, the adjusted closing price of the stock from the previous day is used to calculate the WJD Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the computation of the WJD Index.

The WTIDJH Index is a currency hedged version of the WJD Index, and the WTIDJH Index is designed to approximate the investable return available to U.S. based investors that attempts to mitigate currency fluctuations as a source of the international index return.

The WTIDJH Index is calculated on a daily basis and it uses to a WM/Reuters 1-month forward rate to mitigate the effects of currency fluctuations. The precise calculation for the daily hedged currency index is as follows:

where,

•	Forward Rate = WM/Reuters 1-month forward rate in foreign currency per U.S. dollar

•	Spot Rate = Spot Rate in foreign currency per U.S. dollar

•	For each month m, there are d= 1, 2, 3, … D calendar days so “md” is day d for month m and “m0” is one business day prior to the month end of month m-1.

•	D = total number of days in month m

Weighting. The WTIDJH Index is a modified capitalization-weighted index that employs a transparent weighting formula to magnify the effect that dividends play in the total return of such index. The initial weight of a component in the WTIDJH Index at the annual reconstitution is derived by multiplying the U.S. dollar value of the annual gross dividend per share of the company by the number of common shares outstanding for that company (the “Cash Dividend Factor”). Special dividends are not included in the computation of weights of the WTIDJH Index. The Cash Dividend Factor is calculated for every component in the WTIDJH Index and then summed. The weight of each component, at the International Weighting Date, is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in that WTIDJH Index. The dividend stream will be adjusted for constituents with dividend yields greater than 12% at the screening date. The dividend stream of these capped securities will be their market cap multiplied by 12%. The International Weighting Date is the date on which component weights are set, and it occurs immediately after the close of trading on the relevant date. New components and component weights take effect before the opening of trading the day following the “International Reconstitution Date. Both dates are provided by WisdomTree in the Reconstitution Schedule of its yearly index methodology update.

The weighting of the WTIDJH Index will be modified in the event of the following weighting modification events:

(i)	Should any company achieve a weighting equal to or greater than 24.0% of the WTIDJH Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and the weight of all other components in the Index will be rebalanced proportionally.

(ii)	Where the collective weight of the component securities of the WTIDJH Index whose individual current weights are greater than or equal to 5.0% of the WTIDJH Index is greater than or equal to 50.0% of the WTIDJH Index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the WTIDJH Index at the close of the current calendar quarter. All other components in the WTIDJH Index will also be rebalanced to reflect their relative weights before the adjustment.

(iii)	The maximum weight of any individual component security is capped at 5% on the annual rebalance, prior to the implementation of the sector caps, and the weights of all other components will be adjusted proportionally.

(iv)	Where a sector achieves a weight that is greater than or equal to 25% of the WTIDJH Index, weight of companies will be proportionally reduced to 25% as of the annual screening date. Real Estate sector will be capped at 15%.

The weights may fluctuate above the specified caps during the year but will be reset at each annual rebalance date.

Dividend Treatment. Normal dividend payments are reinvested and accounted for in the calculation of the index value of the WTIDJH Index. However, special dividends that are not reinvested in the WTIDJH Index require index divisor adjustments.

Maintenance of the WTIDJH Index. Index maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the number of stocks of such constituent included in the WTIDJH Index and the stock prices of the component companies in the WTIDJH Index. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the number of stocks of such constituent included in the WTIDJH Index or in the stock prices of the component companies in the WTIDJH Index. Other corporate actions, such as special dividends and entitlements, may require index divisor adjustments. Any corporate action, whether it requires index divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the components of the WTIDJH Index, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

Index Divisor Adjustments. Changes in the market capitalization of the WTIDJH Index due to changes in composition, weighting or corporate actions result in a divisor change to maintain the continuity of the WTIDJH Index. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WTI reserves the right to determine the appropriate implementation method.